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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                NOVEMBER 7, 1997
                        BURNHAM PACIFIC PROPERTIES, INC.
             (Exact name of Registrant as specified in its Charter)

          MARYLAND                        1-9524                       33-0204162
(State or Other Jurisdiction            (Commission                   (IRS Employer
      of Incorporation)                File Number)                Identification No.)

     610 WEST ASH STREET
    SAN DIEGO, CALIFORNIA
    (Address of Principal                                                 92101
     Executive Offices)                                                (Zip Code)

                                 (619) 652-4700
              (Registrant's telephone number, including area code)
                                      N/A
              (Former name, former address and former fiscal year,
                         if changed since last report)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 5. OTHER EVENTS.

GOLDEN STATE PROPERTIES PORTFOLIO TRANSACTIONS

    Burnham Pacific Properties, Inc. (the "Company") has recently entered into definitive agreements relating to the Company's acquisition of a portfolio of twenty shopping centers (the "Golden State Properties") containing approximately
2.6 million square feet of gross leasable area ("GLA"), all of which are located in California, and the related financing thereof.

Contribution Agreement

    The Company has entered into an Agreement to Contribute dated as of December 5, 1997 (the "Contribution Agreement") with investment funds affiliated with Blackacre Capital Group, L.P and Highridge Partners (the "Contributors"), which provides that at the closing thereunder the Contributors will contribute the Golden State Properties to the Company's recently formed operating partnership (the "Operating Partnership") in exchange for initial consideration of up to $314 million. The initial consideration will be determined based upon the net operating income from leases in place at the date of closing. The consideration will consist of 2,000,000 Series 1997-A Preferred Limited Partner Units of the Operating Partnership (the "Preferred Units") issued at an agreed upon price of $25 per unit and on terms comparable to the Company's newly-designated and issued Series 1997-A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock") and other consideration, consisting primarily of cash. See "Operating Partnership Formation" and "Designation of Series A Preferred Stock."

    The Company intends to finance the cash portion of the acquisition price of the Golden State Properties through the privately negotiated sale of $70 million of Series A Preferred Stock, the borrowing of $150 million in first mortgage debt collateralized by certain of the Golden State Properties and additional borrowings under its existing credit facility with Nomura Asset Capital Corporation (the "Credit Facility"). See "Stock Purchase Agreement" and "Mortgage Financing."

    In addition, the Contributors have the right to receive additional consideration for additional value resulting from the lease-up of certain specified portions of the Golden State Properties and construction and lease-up of certain additional space. The additional consideration, if any, will be based upon incremental income and will be paid out over an eighteen-month period. The Contributors have the option of taking the additional consideration in Common Limited Partner Units of the Operating Partnership ("Common Units") with the number of such Common Units to be the amount of such additional value divided by the then fair market value (as determined at the respective times of payment) of the common stock, par value $.01 per share, of the Company (the "Common Stock") and the Contributors will have the option of having the Company or the Operating Partnership immediately redeem such Common Units for cash. Any leases for the unleased and unbuilt space must adhere to certain standards as to use, creditworthiness and lease terms, with the Contributors responsible for all leasing costs and the Company retaining certain approval rights. In no event will the value of the initial and additional consideration exceed $344 million in the aggregate.

    The Contribution Agreement and related agreements have been approved by the Board of Directors of the Company and by the Contributors, subject to the satisfaction of certain conditions to closing thereunder. The closing does not require action by the stockholders of the Company, but the Company has undertaken to submit the issuance of Common Stock upon the redemption, exchange or conversion into Common Stock of the limited partner units of the Operating Partnership to its 1998 Annual Meeting of Stockholders and to redeem a portion of the Preferred Units and Series A Preferred Stock for cash in the event that the holders of a majority of the Common Stock voting on the matter do not approve the transaction at that or a subsequent special meeting of stockholders. See "Other Provisions--Mandatory Redemption in Certain Instances." The Company anticipates closing by year end but there can be no assurance in this regard. The closing under the Contribution Agreement is subject to the satisfaction of a number of conditions, some of which are material and beyond the control of the Company. Accordingly, there can be no assurance that the transactions contemplated thereby will be consummated. In the event that either the Company or the Contributors willfully breach their obligation to close the transactions contemplated by the Contribution Agreement, the breaching party will be obligated to pay the non-breaching party a termination fee of $15.0 million.

THE GOLDEN STATE PROPERTIES

    The Golden State Properties are as follows:

SAN DIEGO REGION

    Menifee Town Center is a 79,128 square foot market center anchored by Ralph's and Target (not owned). It is located on Antelope Road in the city of Menifee.

    San Marcos Lucky Plaza Center is a 36,151 square foot market center anchored by Lucky's (not owned). It is located at the intersection of San Marcos Boulevard and Rancho Santa Fe Road in the city of San Marcos.

LOS ANGELES REGION

    Westminster Center is a 365,699 square foot market/drug center anchored by Lucky's, Thrifty, Home Depot, Edwards Theatres and Hollytron. It is located on Westminster Boulevard in the city of Westminster.

    Bell Gardens Marketplace is a 159,838 square foot market/drug center anchored by Food 4 Less and Thrifty. It is located at the 710 Freeway and Florence Avenue in the city of Bell Gardens.

    Buena Vista Marketplace is a 90,995 square foot market/drug center anchored by Ralph's. It is located on Huntington Drive in the city of Duarte.

    Ralph's Center is a 66,700 square foot freestanding Ralph's supermarket. It is located one block south of Artesia Boulevard on Hawthorne Boulevard in Redondo Beach.

    Centerwood Plaza is a 63,144 square foot market/drug center anchored by 32nd Street Market and Basically a Buck. It is located at the intersection of Lakewood and Alondra Boulevards in the city of Bellflower.

SAN FRANCISCO REGION

    Prospector's Plaza is a 219,112 square foot market/drug center anchored by Lucky's, Long's Drugs and K-mart. It is located at Highway 49 and Missouri Flat Road in Placerville.

    Santa Rosa Value Center is a 198,528 square foot market/drug center anchored by Food 4 Less and Home Base. It is located at the Stony Point Road exit to the Sebastopol Freeway in Santa Rosa.

    Fremont Gateway Plaza is a 195,092 square foot market/drug center anchored by Raley's Family Fitness and Super Saver Cinemas. It is located at the intersection of Paseo Padre Parkway and Walnut Avenue in Fremont.

    Southampton Center is a 162,390 square foot market/drug center anchored by Raley's. It is located at Interstate 780 and Southampton Road in Benicia.

    Silver Creek Plaza is a 134,018 square foot market/drug center anchored by Safeway, Walgreens and Orchard Supply Hardware (not owned). It is located at the intersection of East Capitol Expressway and Silver Creek Road in San Jose.

    Summer Hills Shopping Center is a 133,614 square foot market/drug center anchored by Raley's. It is located on Antelope Road, directly off Interstate 80, in Sacramento.

    Shasta Crossroads is a 121,376 square foot market/drug center anchored by Food 4 Less. It is located on Churn Creek Road in Redding.

    Creekside Shopping Center is a 116,215 square foot market/drug center anchored by Raley's. It is located at Alamo Drive and Nut Tree Drive, adjacent to Highway 80 in Vacaville.

    580 Marketplace is a 101,153 square foot market/drug center anchored by PW Foods and 24 Hour Nautilus. It is located on Castro Valley Boulevard at Highway 580 in the City of Castro Valley.

    Discovery Plaza is a 93,398 square foot market/drug center anchored by Bel Air Market. It is located on West Camino Avenue in the Natomas area of Sacramento.

    Sunset Center is a 85,266 square foot market/drug center anchored by Lucky's and Thrifty Drug. It is located on Sunset Avenue in Suisun City.

    Hallmark Town Center is a 85,066 square foot market/drug center anchored by Food 4 Less. It is located on West Cleveland Avenue in the San Joaquin Valley community of Madera.

    Arcade Center is a 76,701 square foot market/drug center anchored by Raley's. It is located at the intersections of Watt and Whitney Avenues in Sacramento.

    The Company believes that the following characteristics define the Golden State Properties portfolio:

SUPERMARKET ANCHORED:     All twenty of the centers are anchored by
                          supermarkets. Supermarkets account for 27.0% of
                          the total base rents for the properties, with
                          Ralph's contributing 7.2%, Raley's 7.8% and Food
                          4 Less 5.5%.

STRONG ANCHOR SALES:      Annual supermarket sales in the portfolio
                          exceeded $458 per square foot for 1996, which
                          compares favorably to national median supermarket
                          sales per square foot of approximately $372,
                          according to the Urban Land Institute.

MATURE LOCATIONS:         The Company believes that, with an average age of
                          over 13 years, the portfolio is located in mature
                          trade areas, consistent with its strategy of
                          acquiring properties in "in-fill" locations.

BELOW REPLACEMENT COST:   Based upon its experience, the Company believes
                          that the acquisition price of approximately $127
                          per square foot is below replacement cost, which
                          provides competitive pricing and rental income
                          upside.

BELOW MARKET RENTS:       Based upon its experience, the Company believes
                          the average shop rent of $16.37 per square foot
                          and the average anchor rent of $8.85 are below
                          currently prevailing market rates in the regions
                          where the properties are located.

ROLL OVER OPPORTUNITY:    Leases representing approximately 43% of GLA
                          expire during the next six years which provides
                          the Company an opportunity to increase rents to
                          market rates upon renewal or releasing.

VALUE ENHANCEMENTS:       The portfolio presents several value enhancement
                          opportunities including over 121,000 square feet
                          in unbuilt space and several anchor tenant
                          expansion opportunities.

Stock Purchase Agreement

    Pursuant to a Stock Purchase Agreement dated as of December 5, 1997 (the "Stock Purchase Agreement") among the Company and affiliates of Westbrook Real Estate Partnership II, L.P., and Westbrook Real Estate Co-Investment Partnership II, L.P. (together, the "Buyer"), the Company will issue to the Buyer at the closing thereunder 2,800,000 shares of Series A Preferred Stock at an agreed upon price of $25 per share for cash. The Series A Preferred Stock has a dividend yield of 8% and is convertible after a period of approximately one year into Common Stock at a conversion price per share initially equal to $15.375, which price represents 107% of the $14.375 base price of the Common Stock at the time that the principal terms of the Series A Preferred Stock were negotiated. See "Designation of Series A Preferred Stock." The Company intends to use the proceeds of the sale to finance, in part, the acquisition of the Golden State Properties contemplated by the Contribution Agreement. The closing under the Stock Purchase Agreement is subject to the Company's acquisition of the Golden State Properties and certain additional conditions; accordingly, there can be no assurance that the closing will occur or that the transactions contemplated thereby will be consummated.

Mortgage Financing

    Nomura Asset Capital Corporation has committed to fund $150 million in first mortgage debt collateralized by certain of the Golden State Properties at a spread of 95 basis points over the treasury bond rates of comparable maturities. The rates will be fixed prior to closing for the terms of the debt, which the Company anticipates will range from eight to twelve years. The Company intends to use the proceeds of this financing to finance, in part, the acquisition of the Golden State Properties contemplated by the Contribution Agreement. Notwithstanding the foregoing, there can be no assurance that the Company will be able to complete successfully this financing.

POWELL PORTFOLIO ACQUISITION

    As reported in an earlier Report on Form 8-K on October 29, 1997, the Company purchased five market/drug centers located in the states of Washington and New Mexico, comprising 238,909 square feet of Company-owned space (the "Powell Portfolio") for approximately $23.5 million from the Powell Development Company of Seattle, Washington ("Powell"). The Company financed the acquisition through assumption of $4.2 million of existing mortgage debt and additional borrowings under the Credit Facility. Subsequent to such purchase, the Company incurred $9.1 million of new mortgage indebtedness secured by two of the properties. The Powell Portfolio properties are as follows:

        Chambers Creek is a 58,179 square-foot shopping center anchored by a 42,000 square-foot Albertson's. The property is located at the intersection of Steilacoon Boulevard and 87th Avenue SW in Tacoma.

        Puget Park is an 92,684 square-foot marketing center anchored by a 41,896 square-foot Albertson's (not owned). It is located at the intersection of 128th Street SW and 4th Avenue.

        Fairwood Square is a 76,040 square-foot market/center anchored by a 43,130 Albertson's (not owned). It is located at the intersection of 140th Avenue SE and Petrovitsky Road in Renton.

        Design Market is an 88,487 square-foot promotional center anchored by Schoenfeld Interiors and Applegreen Furniture. It is located on 116th Avenue adjacent to Interstate Highway 405 in Bellevue.

        Silver Plaza is a 52,921 square-foot market/drug center anchored by a 44,376 square-foot Albertson's (not owned). It is located on Rosedale Road at Highway 180 East in Silver City, New Mexico.

    The Company also has the right to acquire up to eight additional centers, which in the aggregate include approximately 321,000 square feet of space in Washington, Oregon and New Mexico, for a total of up to $37.8 million. The purchase of these centers remains subject to completion of due diligence and completion and leasing of two of the centers which are currently under construction.

    The Company has employed Powell's property management staff to supplement its internal property management group and has acquired Powell's contract rights to manage five additional shopping centers owned by others on a fee basis.

MOUNTAINGATE PLAZA

    As reported in an earlier Report on Form 8-K on October 15, 1997, the Company acquired Mountaingate Plaza, a 282,162 square-foot promotional center anchored by Michael's, Thrifty, Edwards Theatres, TJ Maxx, Bally's Fitness and Heilig Meyers for a purchase price of $28.7 million. It is located at the intersection of Los Angeles Boulevard and First Street in Simi Valley, California. The Company financed the acquisition through the assumption of approximately $24.8 million of existing mortgage debt and through additional borrowings under the Credit Facility.

ERNST LEASEHOLD PORTFOLIO ACQUISITION

    The Company has signed an agreement dated November 13, 1997 to acquire leasehold interests in 12 former Ernst Home Improvement Stores in California, Washington and Utah for approximately $20.2 million. The leaseholds, which include more than 480,000 square feet of leaseable space, are among those occupied by the 84-store Ernst Chain that declared Chapter 11 bankruptcy in 1997.

    The Company has the right to acquire the leaseholds at each location with a sublease in place, all leasehold improvements completed and the subtenant paying rent. The acquisition of each leasehold interest remains subject to certain contingencies. The Company plans to finance the acquisitions through additional borrowings under the Credit Facility.

SIMI VALLEY PLAZA ACQUISITION

    The Company has entered a contract dated as of November 7, 1997 to acquire Simi Valley Plaza, a 219,775 square foot promotional center anchored by Edwards Theaters and Home Base for a total purchase price of approximately $24.5 million. The property is located on Los Angeles Boulevard in Simi Valley, California. The Company expects initially to acquire a 49% minority interest in late December 1997 and has the right to acquire the remaining interest by December 1998. The Company plans to finance the acquisition of its interest through assumption of its pro rata share of existing mortgage debt of approximately $16.2 million and the issuance initially of approximately $4.1 million of Common Units for the portion of the property to be acquired in 1997.

MERIDIAN VILLAGE SHOPPING CENTER ACQUISITION

    The Company has entered a contract dated as of November 18, 1997 to acquire Meridian Village Shopping Center, a 206,997 square foot promotional center anchored by Home Depot, Circuit City and Payless for $20.7 million. The property is located at the intersection of Telegraph and Guide Meridian Roads in Bellingham, Washington. The Company plans to finance the acquisition through additional borrowings under its Credit Facility. The acquisition remains subject to customary due diligence items and is expected to close in late December.

DISPOSITION OF PACIFIC WEST OUTLET CENTER

    The Company has signed a Purchase Agreement for the sale of its Pacific West Outlet Center in Gilroy, California, to Horizon Group, Inc., a factory-outlet center REIT, for approximately $38.5 million. The disposition of the property, which the Company acquired in 1993, is scheduled to close prior to the end of 1997, and will result in a gain to the Company of approximately $5.4 million. The net proceeds will be used to pay down indebtedness under the Credit Facility.

    Pacific West Outlet Center consists of approximately 203,412 square feet of space in Phases I and II of a larger project known as The Outlets at Gilroy, which also includes approximately 373,900 square feet under Phases III, IV and V, currently owned by the Buyer.

                        ADDITIONAL PROPERTY INFORMATION

    The following table shows the composition of the Company's portfolio (i) as of September 30, 1997 and (ii) on a pro forma basis as of November 30, 1997 as if the Golden State Properties portfolio, the Acquired Powell Properties, Mountaingate Plaza, Simi Valley Plaza and Meridian Village Shopping Center were acquired and Pacific West Outlet Center was sold at that date.

                                    TABLE 1
                  PORTFOLIO COMPOSITION BY GROSS LEASABLE AREA

                                                                     9/30/97             PRO FORMA(1)
                                                              ---------------------  ---------------------
BY PROPERTY TYPE:
Retail......................................................   4,516,614      88.4%   7,835,166      93.0%
Office......................................................     591,769      11.6%     591,369       7.0%
                                                              ----------  ---------  ----------  ---------
Total.......................................................   5,108,383     100.0%   8,426,535     100.0%

By Region:
San Diego Region............................................   1,613,772      31.6%   1,737,196      20.6%
Los Angeles Region..........................................   1,980,762      38.8%   3,222,715      38.3%
San Francisco Region........................................   1,513,849      29.6%   3,029,263      35.9%
Pacific Northwest Region....................................      --           0.0%     437,361       5.2%
                                                              ----------  ---------  ----------  ---------
Total.......................................................   5,108,383     100.0%   8,426,535     100.0%

RETAIL PORTFOLIO BY PROPERTY TYPE:
Market/Drug.................................................   2,028,978      44.9%   5,048,816      64.4%
Promotional.................................................   1,876,589      41.5%   2,378,715      30.4%
Entertainment...............................................      80,995       1.8%      80,995       1.0%
Outlet......................................................     458,480      10.2%     255,068       3.3%
Convenience.................................................      71,572       1.6%      71,572       0.9%
                                                              ----------  ---------  ----------  ---------
Total.......................................................   4,516,614     100.0%   7,835,166     100.0%

------------------------

(1) Includes Mountaingate Plaza and the Acquired Powell Properties, which have been acquired since September 30, 1997, as well as the Golden State Properties, Simi Valley Plaza and Meridian Village Shopping Center, and excludes Pacific West Factory Outlet Center.

    The following table sets forth certain information regarding the Golden State Properties, the Acquired Powell Properties, Mountaingate Plaza, Simi Valley Plaza and Meridian Village Shopping Center as of November 30, 1997.

                                    TABLE 2

                        RECENT AND PENDING ACQUISITIONS

                           (AS OF NOVEMBER 30, 1997)

                                                                                                    COMPANY-OWNED GLA
                                                      GLA                            -----------------------------------------------
                                       ---------------------------------                                                  ANNUALIZED
                                                                                                                          BASE RENT
                                                 COMPANY-OWNED                                  OCCUPANCY (1)                (2)
                           TYPE OF     ---------------------------------    TOTAL    -----------------------------------  ----------
       PROPERTY             CENTER     ANCHORS (4)    SHOPS      TOTAL    PROPERTY     ANCHORS       SHOPS       TOTAL     ANCHORS
-----------------------  ------------  -----------  ---------  ---------  ---------  -----------  -----------  ---------  ----------
GOLDEN STATE PROPERTIES
SAN DIEGO REGION
Menifee Town Center      Market            45,842      33,286     79,128     79,128       100.0%          94%         98% $  471,888
MENIFEE
San Marcos Lucky Plaza   Market            --          36,151     36,151     36,151         N/A           94%         94%        N/A
                                       -----------  ---------  ---------  ---------       -----        -----   ---------  ----------
SAN MARCOS
SUBTOTAL/WEIGHTED
  AVERAGE--SAN DIEGO
  REGION                                   45,842      69,437    115,279    115,279       100.0%        93.9%       96.3% $  471,888

LOS ANGELES REGION
Westminster Center       Market/Drug      262,005     103,694    365,699    365,699       100.0%          72%         92% $3,362,400
WESTMINSTER
Bell Gardens
  Marketplace (7)        Market/Drug       71,780      88,058    159,838    159,838       100.0%          77%         87% $  604,728
BELL GARDENS
Buena Vista Marketplace  Market/Drug       45,000      45,995     90,995     90,995       100.0%          80%         90% $  566,556
DUARTE
Ralph's Center           Market            66,700      --         66,700     66,700       100.0%         N/A       100.0% $  960,000
REDONDO BEACH
Centerwood Plaza         Market            47,500      15,644     63,144     63,144       100.0%          78%       94.0% $  148,200
                                       -----------  ---------  ---------  ---------       -----        -----   ---------  ----------
BELLFLOWER
SUBTOTAL/WEIGHTED
  AVERAGE--L.A. REGION                    492,985     253,391    746,376    746,376       100.0%        75.4%       91.6% $5,641,884


                                                         ANNUALIZED BASE RENT/
                                                       OCCUPIED SQUARE FOOT (3)
                                                 -------------------------------------
       PROPERTY            SHOPS       TOTAL      ANCHORS (5)    SHOPS (6)     TOTAL
-----------------------  ----------  ----------  -------------  -----------  ---------
GOLDEN STATE PROPERTIES
SAN DIEGO REGION
Menifee Town Center      $  589,142  $1,061,030    $   10.29     $   18.79   $   13.75
MENIFEE
San Marcos Lucky Plaza   $  701,330  $  701,330          N/A     $   20.71   $   20.71
                         ----------  ----------       ------    -----------  ---------
SAN MARCOS
SUBTOTAL/WEIGHTED
  AVERAGE--SAN DIEGO
  REGION                 $1,290,472  $1,762,360    $   10.29     $   19.79   $   15.87
LOS ANGELES REGION
Westminster Center       $1,436,028  $4,798,428    $   12.83     $   19.30   $   14.26
WESTMINSTER
Bell Gardens
  Marketplace (7)        $1,316,705  $1,921,433    $    8.42     $   19.47   $   13.78
BELL GARDENS
Buena Vista Marketplace  $  610,780  $1,177,336    $   12.59     $   16.60   $   14.40
DUARTE
Ralph's Center           $      N/A  $  960,000    $   14.39           N/A   $   14.39
REDONDO BEACH
Centerwood Plaza         $  141,972  $  290,172    $    3.12     $   11.69   $    4.87
                         ----------  ----------       ------    -----------  ---------
BELLFLOWER
SUBTOTAL/WEIGHTED
  AVERAGE--L.A. REGION   $3,505,485  $9,147,369    $   11.44     $   18.36   $   13.37

                        RECENT AND PENDING ACQUISITIONS

                           (AS OF NOVEMBER 30, 1997)

                                                                                                    COMPANY-OWNED GLA
                                                      GLA                            -----------------------------------------------
                                       ---------------------------------                                                  ANNUALIZED
                                                                                                                          BASE RENT
                                                 COMPANY-OWNED                                  OCCUPANCY (1)                (2)
                           TYPE OF     ---------------------------------    TOTAL    -----------------------------------  ----------
       PROPERTY             CENTER     ANCHORS (4)    SHOPS      TOTAL    PROPERTY     ANCHORS       SHOPS       TOTAL     ANCHORS
-----------------------  ------------  -----------  ---------  ---------  ---------  -----------  -----------  ---------  ----------
GOLDEN STATE PROPERTIES
SAN FRANCISCO REGION
Prospector's Plaza       Market/Drug      141,149      77,963    219,112    219,112       100.0%          83%         94% $  528,810
PLACERVILLE
Santa Rosa Value Center  Market/Drug      158,000      40,528    198,528    198,528       100.0%          68%         93% $1,133,484
SANTA ROSA
Fremont Gateway Plaza    Market           112,513      82,579    195,092    195,092       100.0%          84%         93% $1,371,071
FREMONT
Southhampton Center      Market            60,000     102,390    162,390    162,390       100.0%          83%         90% $  411,900
BENECIA
Silver Creek Plaza       Market/Drug       57,493      76,525    134,018    134,018       100.0%          80%         89% $  491,280
SAN JOSE
Summerhills Shopping
  Center                 Market            55,826      77,788    133,614    133,614       100.0%          71%         83% $  248,208
SACRAMENTO
Shasta Crossroads        Market            54,239      67,137    121,376    121,376       100.0%          78%         87% $  406,788
REDDING
Creekside Shopping
  Center                 Market            58,748      57,467    116,215    116,215       100.0%          66%         83% $  339,252
VACAVILLE
580 Marketplace          Market            51,433      49,720    101,153    101,153       100.0%          92%         96% $  670,500
CASTRO VALLEY
Discovery Plaza (7)      Market            40,325      53,073     93,398     93,398       100.0%          90%         94% $  290,220
SACRAMENTO
Sunset Center            Market/Drug       47,115      38,153     85,268     85,268       100.0%          91%         96% $  254,484
SUISUN CITY
Hallmark Town Center     Market            40,320      44,746     85,066     85,066       100.0%          77%         84% $  302,400
MADERA
Arcade Square            Market            19,722      56,979     76,701     76,701       100.0%          82%         87% $  111,600
                                       -----------  ---------  ---------  ---------       -----        -----   ---------  ----------
SACRAMENTO

Golden State Properties
  Total/Weighted
  Average

SUBTOTAL--S.F. REGION                     896,883     825,048  1,721,931  1,721,931       100.0%        80.4%       90.6% $6,559,997


                                                         ANNUALIZED BASE RENT/
                                                       OCCUPIED SQUARE FOOT (3)
                                                 -------------------------------------
       PROPERTY            SHOPS       TOTAL      ANCHORS (5)    SHOPS (6)     TOTAL
-----------------------  ----------  ----------  -------------  -----------  ---------
GOLDEN STATE PROPERTIES
SAN FRANCISCO REGION
Prospector's Plaza       $1,036,165  $1,564,975    $    3.75     $   16.07   $    7.61
PLACERVILLE
Santa Rosa Value Center  $  445,657  $1,579,141    $    7.17     $   16.25   $    8.52
SANTA ROSA
Fremont Gateway Plaza    $1,174,416  $2,545,487    $   12.19     $   16.95   $   14.00
FREMONT
Southhampton Center      $1,460,713  $1,872,613    $    6.87     $   17.09   $   12.87
BENECIA
Silver Creek Plaza       $1,003,718  $1,494,998    $    8.55     $   16.32   $   12.57
SAN JOSE
Summerhills Shopping
  Center                 $  656,232  $  904,440    $    4.45     $   11.85   $    8.13
SACRAMENTO
Shasta Crossroads        $  824,191  $1,230,979    $    7.50     $   15.67   $   11.52
REDDING
Creekside Shopping
  Center                 $  523,033  $  862,285    $    5.77     $   13.87   $    8.94
VACAVILLE
580 Marketplace          $  814,656  $1,485,156    $   13.04     $   17.80   $   15.28
CASTRO VALLEY
Discovery Plaza (7)      $  690,195  $  980,415    $    7.20     $   14.41   $   11.11
SACRAMENTO
Sunset Center            $  457,039  $  711,523    $    5.40     $   13.18   $    8.70
SUISUN CITY
Hallmark Town Center     $  436,065  $  738,465    $    7.50     $   12.65   $    9.87
MADERA
Arcade Square            $  652,002  $  763,602    $    5.66     $   13.96   $   11.49
                         ----------  ----------       ------    -----------  ---------
SACRAMENTO
Golden State Properties
  Total/Weighted
  Average
SUBTOTAL--S.F. REGION    $10,174,082 $16,734,079   $    7.31     $   15.34   $   10.73

                        RECENT AND PENDING ACQUISITIONS

                           (AS OF NOVEMBER 30, 1997)

                                                                      GLA
                                                       ----------------------------------
                                                                 COMPANY-OWNED
                                            TYPE OF    ----------------------------------    TOTAL
                PROPERTY                    CENTER     ANCHORS (4)     SHOPS      TOTAL    PROPERTY
----------------------------------------  -----------  -----------   ---------  ---------  ---------
OTHER ACQUISITION PROPERTIES
SAN DIEGO REGION
Silver Plaza                              Market/Drug      --            8,545      8,545     52,921
                                                       -----------   ---------  ---------  ---------
SILVER CITY, NM
SUBTOTAL--S.D. REGION                                      --            8,545      8,545     52,921
LOS ANGELES REGION
Simi Valley Plaza (8)                     Promotional     138,884       70,863    209,747    219,775
Mountaingate Plaza                        Promotional     135,250      146,913    282,163    282,163
                                                       -----------   ---------  ---------  ---------
SIMI VALLEY
SUBTOTAL--L.A. REGION                                     274,134      217,776    491,910    501,938
PACIFIC NORTHWEST REGION
Chambers Creek                            Market/Drug      42,010       16,169     58,179     58,179
TACOMA
Fairwood Square                           Market/Drug      --           32,910     32,910     76,040
RENTON
Puget Park                                Market/Drug      --           50,788     50,788     92,684
SOUTH EVERETT
Meridian Village                          Promotional     165,568       41,429    206,997    206,977
BELLINGHAM
Design Market                             Promotional      30,509       57,978     88,487     88,487
                                                       -----------   ---------  ---------  ---------
BELLEVUE

SUBTOTAL--PACIFIC N.W. REGION                             238,087      199,274    437,361    522,367
TOTAL RECENT AND PENDING ACQUISITIONS                   1,947,931    1,573,471  3,521,402  3,660,812

                                                                            COMPANY-OWNED GLA
                                          --------------------------------------------------------------------------------------
                                                                                                          ANNUALIZED BASE RENT/
                                                                                                          OCCUPIED SQUARE FOOT
                                              OCCUPANCY (1)             ANNUALIZED BASE RENT (2)                   (3)
                                          ----------------------  -------------------------------------  -----------------------
                PROPERTY                  ANCHORS   SHOPS  TOTAL    ANCHORS       SHOPS        TOTAL     ANCHORS (5)   SHOPS (6)
----------------------------------------  -------   -----  -----  -----------  -----------  -----------  -----------   ---------
OTHER ACQUISITION PROPERTIES
SAN DIEGO REGION
Silver Plaza                                 N/A    100.0% 100.0% $         0  $    75,619  $    75,619       N/A       $ 8.85
                                          -------   -----  -----  -----------  -----------  -----------  -----------   ---------
SILVER CITY, NM
SUBTOTAL--S.D. REGION                      100.0%   100.0% 100.0% $         0  $    75,619  $    75,619       N/A       $ 8.85
LOS ANGELES REGION
Simi Valley Plaza (8)                      100.0%   92.6%   97.5% $ 1,533,796  $   929,795  $ 2,463,591    $11.04       $14.17
Mountaingate Plaza                           100%   84.2%   91.8%   1,217,851    1,637,201    2,855,052      9.00        13.23
                                          -------   -----  -----  -----------  -----------  -----------  -----------   ---------
SIMI VALLEY
SUBTOTAL--L.A. REGION                      100.0%   87.0%   94.2% $ 2,751,647  $ 2,566,996  $ 5,318,643    $10.04       $13.56
PACIFIC NORTHWEST REGION
Chambers Creek                             100.0%   100.0% 100.0% $    90,000  $   186,469  $   276,469    $ 2.14       $11.53
TACOMA
Fairwood Square                              N/A    78.1%   78.1% $         0  $   421,997  $   421,997       N/A       $16.41
RENTON
Puget Park                                   N/A    100.0% 100.0% $         0  $   462,068  $   462,068       N/A       $ 9.10
SOUTH EVERETT
Meridian Village                           100.0%   74.3%   94.9% $ 1,523,339  $   345,351  $ 1,868,690    $ 9.20       $11.22
BELLINGHAM
Design Market                              100.0%   100.0% 100.0% $   333,293  $   843,469  $ 1,176,762    $10.92       $14.55
                                          -------   -----  -----  -----------  -----------  -----------  -----------   ---------
BELLEVUE
SUBTOTAL--PACIFIC N.W. REGION              100.0%   91.0%   95.9% $ 1,946,632  $ 2,259,354  $ 4,205,986    $ 8.18       $12.45
TOTAL RECENT AND PENDING ACQUISITIONS      100.0%   82.5%   92.2% $17,372,048  $19,872,098  $37,244,056    $ 8.92       $15.30


                PROPERTY                  TOTAL
----------------------------------------  ------
OTHER ACQUISITION PROPERTIES
SAN DIEGO REGION
Silver Plaza                              $ 8.85
                                          ------
SILVER CITY, NM
SUBTOTAL--S.D. REGION                     $ 8.85
LOS ANGELES REGION
Simi Valley Plaza (8)                     $12.05
Mountaingate Plaza                         11.02
                                          ------
SIMI VALLEY
SUBTOTAL--L.A. REGION                     $11.18
PACIFIC NORTHWEST REGION
Chambers Creek                            $ 4.75
TACOMA
Fairwood Square                           $16.41
RENTON
Puget Park                                $ 9.10
SOUTH EVERETT
Meridian Village                          $ 9.52
BELLINGHAM
Design Market                             $13.30
                                          ------
BELLEVUE
SUBTOTAL--PACIFIC N.W. REGION             $10.03
TOTAL RECENT AND PENDING ACQUISITIONS     $11.47

------------------------
(1) Based on occupancy (leases in effect and not in default) as of November 30, 1997. Data reflects occupancy only for those portions of the properties owned by the Company.
(2) Annualized base rent is calculated by multiplying base rent for November 1997 by twelve.
(3) Calculated by dividing annualized base rent (calculated as described in note
    (2) above) by the square footage that the Company or the seller, as the case may be, had leased at November 30, 1997.
(4) Anchor tenants are defined as all tenants occupying at least 14,000 square feet.
(5) Calculated by dividing annualized base rent (calculated as described in note
    (2) above) for the anchor tenants by the square footage that they had leased at November 30, 1997.
(6) Calculated by dividing annualized base rent (calculated as described in note
    (2) above) for the tenants (excluding anchor tenants) by the square footage that they had leased at November 30, 1997.
(7) Indicates a property held under ground lease.
(8) Data is for this property as a whole. The Company expects initially to acquire a 49% minority interst in late December 1997 and has a right to acquire the remaining interst by December 1998.

    The following table sets forth certain information relating to anchor tenants for the Golden State Properties portfolio, the Powell Portfolio, Mountaingate Plaza, Simi Valley Plaza and Meridian Village Shopping Center. Anchor tenants are defined as all tenants occupying at least 14,000 square feet.

                                    TABLE 3
           ANCHOR TENANT SUMMARY FOR RECENT AND PENDING ACQUISITIONS
                           (AS OF NOVEMBER 30, 1997)

                                                                       ANCHOR TENANTS
                                                             ----------------------------------
                                                                                       SQUARE         LEASE
PROPERTY                                    TYPE OF CENTER            NAME            FOOTAGE      EXPIRATION
------------------------------------------  ---------------  ----------------------  ----------  ---------------
GOLDEN STATE PROPERTIES
  SAN DIEGO REGION
  Menifee Town Center.....................  Market                  Ralph's              45,842          3/31/07
  MENIFEE                                                            Target             118,000      (Not Owned)
  San Marcos Lucky Plaza..................  Market/Drug             Lucky's              45,907      (Not Owned)

                                                                                     ----------
  SAN MARCOS
  SAN DIEGO REGION SUBTOTAL...............                                              209,749
  SAN DIEGO REGION SUBTOTAL--                                                            45,842
    COMPANY-OWNED ANCHORS ONLY............

  LOS ANGELES REGION
  Westminster Center......................  Market/Drug          Lucky's Market          50,000          5/31/17
  WESTMINSTER                                                    Thrifty Drugs           19,300          5/31/16
                                                                   Home Depot           102,220          1/31/12
                                                                Edwards Theatres         35,000          2/28/12
                                                                   Hollytron             25,000          1/31/12
                                                                 Office Max (1)          30,485          7/12/07
  Bell Gardens Marketplace................  Market/Drug           Food 4 Less            52,924           7/1/15
  BELLGARDENS                                                    Thrifty Drugs           18,856          5/31/10

  Buena Vista Marketplace.................  Market/Drug             Ralph's              45,000          7/31/05
  DUARTE
  Ralphs Center...........................  Market                  Ralph's              66,700         12/31/12
  REDONDO BEACH
  Centerwood Plaza........................  Market             32nd Street Market        30,000          5/31/08
  BELLFLOWER                                                    Basically A Buck         17,500          5/31/08
                                                                                     ----------
  L.A. REGION SUBTOTAL....................                                              492,985
  L.A. REGION SUBTOTAL--                                                                492,985
    COMPANY-OWNED ANCHORS ONLY............

           ANCHOR TENANT SUMMARY FOR RECENT AND PENDING ACQUISITIONS
                           (AS OF NOVEMBER 30, 1997)

                                                                       ANCHOR TENANTS
                                                             ----------------------------------
                                                                                       SQUARE         LEASE
PROPERTY                                    TYPE OF CENTER            NAME            FOOTAGE      EXPIRATION
------------------------------------------  ---------------  ----------------------  ----------  ---------------
  SAN FRANCISCO REGION
  Prospector's Plaza......................  Market/Drug             Lucky's              29,199         11/30/06
  PLACERVILLE                                                     Longs Drugs            25,536          2/28/07
                                                                     K-Mart              86,414         10/31/06
  Santa Rosa Value Center.................  Market/Drug           Food 4 Less            54,600          8/31/05
  SANTA ROSA                                                        Thrifty              19,600          5/31/09
                                                                   Home Base             83,800          2/29/08
  Fremont Gateway Plaza...................  Market                  Raley's              62,418         12/31/20
  FREMONT                                                        Family Fitness          26,550          7/31/13
                                                              Super Saver Cinemas        23,545          8/30/12
  Southhampton Center.....................  Market                  Raley's              60,000         11/30/13
  BENECIA
  Silver Creek Plaza......................  Market/Drug             Safeway              41,493         12/21/98
  SAN JOSE                                                         Walgreens             16,000         12/31/11
                                                                 Orchard Supply          50,000      (Not Owned)
                                                                    Hardware
  Summer Hills Shopping Center............  Market                  Raley's              55,826         11/30/05
  SACRAMENTO
  Shasta Crossroads.......................  Market                Food 4 Less            54,239          2/28/10
  REDDING
  Creekside Shopping Center...............  Market                  Raley's              58,748         11/30/13
  VACAVILLE
  580 Marketplace.........................  Market                  PW Foods             37,098          6/30/05
  CASTRO VALLEY                                                 24 Hour Nautilus         14,335          12/1/02
  Discovery Plaza.........................  Market               Bel Air Market          40,325          3/31/14
  SACRAMENTO
  Sunset Center...........................  Market/Drug             Lucky's              29,072          5/31/06
  SUISUN CITY                                                     Thrifty Drug           18,043          5/31/05
  Hallmark Town Center....................  Market                Food 4 Less            40,320           8/6/06
  MADERA
  Arcade Square...........................  Market                  Raley's              19,722           4/1/98

                                                                                     ----------
  SACRAMENTO
  SAN FRANCISCO REGION SUBTOTAL...........                                              966,380
  SAN FRANCISCO REGION SUBTOTAL--                                                       916,380
    COMPANY-OWNED ANCHORS ONLY............

           ANCHOR TENANT SUMMARY FOR RECENT AND PENDING ACQUISITIONS
                           (AS OF NOVEMBER 30, 1997)

                                                                       ANCHOR TENANTS
                                                             ----------------------------------
                                                                                       SQUARE         LEASE
PROPERTY                                    TYPE OF CENTER            NAME            FOOTAGE      EXPIRATION
------------------------------------------  ---------------  ----------------------  ----------  ---------------
OTHER ACQUISITION PROPERTIES
  SAN DIEGO REGION
  Silver Plaza............................  Market/Drug           Albertson's            44,376      (Not Owned)

                                                                                     ----------
  SAN DIEGO REGION SUBTOTAL...............                                               44,376
  SAN DIEGO REGION SUBTOTAL--                                                                 0
    COMPANY-OWNED ANCHORS ONLY............

  LOS ANGELES REGION
  Simi Valley Plaza.......................  Promotional        Edward's Theatres         34,980          6/30/19
  SIMI VALLEY                                                      Home Base            103,904          1/31/11
                                                                                     ----------
  LOS ANGELES REGION SUBTOTAL.............                                              138,884
  LOS ANGELES REGION SUBTOTAL--                                                         138,884
    COMPANY-OWNED ANCHORS ONLY............

  PACIFIC NORTHWEST REGION
  Chambers Creek..........................  Market/Drug           Albertson's            42,010          6/15/18
  TACOMA
  Fairwood Square.........................  Market/Drug           Albertson's            43,130      (Not Owned)
  RENTON
  Puget Park..............................  Market/Drug           Albertson's            41,896      (Not Owned)
  EVERETT
  Meridian Village........................  Promotional            Home Depot           105,744          4/14/13
  BELLINGHAM                                                      Circuit City           36,818          1/31/15
                                                                    Payless              23,006          7/31/04
  Design Market...........................  Promotional       Schoenfeld Interiors       14,486          9/30/99
  BELLEVUE                                                    Applegreen Furniture       16,023           6/1/99
                                                                                     ----------
  PACIFIC NORTHWEST REGION SUBTOTAL.......                                              323,113
  PACIFIC NORTHWEST REGION                                                              238,087
    SUBTOTAL--COMPANY-OWNED ANCHORS
    ONLY..................................
TOTAL RECENT AND PENDING ACQUISITIONS.....                                            2,175,487
  TOTAL RECENT AND PENDING                                                            1,832,178
    ACQUISITIONS--COMPANY-OWNED ANCHORS
    ONLY..................................

------------------------

(1) The Office Max lease is in effect but the space leased thereunder is currently vacant.

    The following table lists the top tenants (in terms of annualized base rent) for the Golden State Properties, based on leases in place as of November 30, 1997. In the aggregate, these top ten tenants account for 38.06% of the annualized base rent.

                                    TABLE 4
          TOP TEN ANCHOR TENANTS FOR GOLDEN STATE PROPERTIES PORTFOLIO
                     BY PERCENTAGE OF ANNUALIZED BASE RENT
                           (AS OF NOVEMBER 30, 1997)

                                                 NUMBER OF                    PERCENTAGE OF              PERCENTAGE OF
                                                  TENANT        ANNUALIZED     ANNUALIZED      LEASED       LEASED
TENANT                                           LOCATIONS     BASE RENT (1)  BASE RENT (1)     GLA           GLA
--------------------------------------------  ---------------  -------------  -------------  ----------  -------------
Raley's.....................................             6     $   2,150,196         7.78%      297,039        12.61%
Ralph's.....................................             3     $   1,998,444         7.23%      157,542         6.69%
Food 4 Less.................................             4     $   1,519,416         5.50%      202,083         8.58%
Home Depot..................................             1     $   1,259,352         4.56%      102,220         4.34%
Lucky's.....................................             3     $     934,094         3.38%      108,271         4.60%
Thrifty Drugs...............................             4     $     682,860         2.47%       75,799         3.22%
Home Base...................................             1     $     586,644         2.12%       83,800         3.56%
Edwards Theatres............................             1     $     504,996         1.83%       35,000         1.49%
PW Foods....................................             1     $     479,304         1.73%       37,098         1.58%
Office Max..................................             1     $     405,012         1.47%       30,485         1.29%
                                                        --
                                                               -------------       ------    ----------       ------
TOTAL.......................................            25     $  10,520,318        38.06%    1,129,337        47.95%
TOTAL PORTFOLIO.............................                   $  27,643,808       100.00%    2,355,278       100.00%

------------------------

(1) Annualized base rent is calculated by multiplying base rent for November 1997 by twelve.

    The following table set forth scheduled lease expirations for leases in effect as of November 30, 1997 for the Golden State Properties, the Powell Portfolio, Mountaingate Plaza, Simi Valley Plaza and Meridian Village Shopping Center. The table assumes that none of the tenants exercise renewal options or termination rights.

                                    TABLE 5
             LEASE EXPIRATIONS FOR RECENT AND PENDING ACQUISITIONS
                           (AS OF NOVEMBER 30, 1997)

                                                           GROSS LEASABLE AREA            ANNUALIZED BASE RENT (1)
                                          NUMBER OF     -------------------------  ---------------------------------------
                                           LEASES       APPROXIMATE   PERCENT OF                  PERCENT OF     AVERAGE
                                          EXPIRING          GLA          TOTAL        AMOUNT         TOTAL      PER SQ FT
                                       ---------------  ------------  -----------  -------------  -----------  -----------
GOLDEN STATE PROPERTIES

ANCHOR TENANT EXPIRATIONS (2)
     1997............................             0          --             0.00%  $    --              0.00%   $  --
     1998............................             2          61,215         2.60%  $     443,520        1.60%   $    7.25
     1999............................             0          --             0.00%  $    --              0.00%   $  --
     2000............................             0          --             0.00%  $    --              0.00%   $  --
     2001............................             0          --             0.00%  $    --              0.00%
     2002............................             1          14,335         0.61%  $     191,196        0.69%   $   13.34
     2003............................             0          --             0.00%  $    --              0.00%   $  --
     2004............................             0          --             0.00%  $    --              0.00%
     2005............................             5         210,567         8.94%  $   1,771,668        6.41%   $    8.41
     2006............................             4         185,005         7.85%  $     964,494        3.49%   $    5.21
  Thereafter.........................            23         964,588        40.95%  $   9,302,891       33.65%   $    9.64

SHOP TENANT EXPIRATIONS
     1997............................             7          22,319          .95%  $     301,106        1.09%   $   13.49
     1998............................            57          73,698         3.13%  $   1,236,411        4.47%   $   16.78
     1999............................            58         100,661         4.27%  $   1,612,407        5.83%   $   16.02
     2000............................            77         134,649         5.72%  $   2,168,636        7.84%   $   16.11
     2001............................            70         170,539         7.24%  $   2,785,907       10.08%   $   16.34
     2002............................            80         174,084         7.39%  $   2,921,371       10.57%   $   16.78
     2003............................            27          15,836          .67%  $     356,801        1.29%   $   22.53
     2004............................             7          17,011         0.72%  $     227,580         .82%   $   13.38
     2005............................            10          34,770         1.48%  $     517,308        1.87%   $   14.88
     2006............................            10          81,436         3.46%  $   1,302,552        4.71%   $   15.99
  Thereafter.........................            53          94,565         4.02%  $   1,539,960        5.57%   $   16.28

TOTAL EXPIRATIONS
     1997............................             7          22,319          .95%  $     301,106        1.09%   $   13.49
     1998............................            59         134,913         5.73%  $   1,679,931        6.08%   $   12.45
     1999............................            58         100,661         4.27%  $   1,612,407        5.83%   $   16.02
     2000............................            77         134,649         5.72%  $   2,168,636        7.84%   $   16.11
     2001............................            70         170,539         7.24%  $   2,785,907       10.08%   $   16.34
     2002............................            81         188,419         8.00%  $   3,112,567       11.26%   $   16.52
     2003............................            27          15,836          .67%  $     356,801        1.29%   $   22.53
     2004............................             7          17,011          .72%  $     227,580         .82%   $   13.38
     2005............................            15         245,337        10.42%  $   2,288,976        8.78%   $    9.33
     2006............................            14         266,441        11.31%  $   2,267,046        9.20%   $    8.51
  Thereafter.........................            22       1,059,153        44.97%  $  10,842,851       39.22%   $   10.24

             LEASE EXPIRATIONS FOR RECENT AND PENDING ACQUISITIONS
                           (AS OF NOVEMBER 30, 1997)

                                                           GROSS LEASABLE AREA              ANNUALIZED BASE RENT
                                          NUMBER OF     -------------------------  ---------------------------------------
                                           LEASES       APPROXIMATE   PERCENT OF                  PERCENT OF     AVERAGE
                                          EXPIRING          GLA          TOTAL        AMOUNT         TOTAL      PER SQ FT
                                       ---------------  ------------  -----------  -------------  -----------  -----------
OTHER ACQUISITION PROPERTIES

ANCHOR TENANT EXPIRATIONS (2)
     1997............................             0          --             0.00%  $    --              0.00%   $  --
     1998............................             0          --             0.00%  $    --              0.00%   $  --
     1999............................             3          47,957         5.54%  $     534,294        5.81%   $   11.14
     2000............................             0          --             0.00%  $    --              0.00%   $  --
     2001............................             0          --             0.00%  $    --              0.00%   $  --
     2002............................             1          24,066         2.78%  $     204,561        2.22%   $    8.50
     2003............................             0          --             0.00%  $    --              0.00%   $  --
     2004............................             1          23,006         2.66%  $      84,384        0.92%   $    3.67
     2005............................             0          --             0.00%  $    --              0.00%   $  --
     2006............................             0          --             0.00%  $    --              0.00%   $  --
  Thereafter.........................             7         378,801        43.72%  $   3,855,040       41.91%   $   10.18

SHOP TENANT EXPIRATIONS
     1997............................             3           5,154         0.59%  $      87,932         .96%   $   17.06
     1998............................            26          54,087         6.24%  $     783,022        8.51%   $   14.48
     1999............................            24          64,065         7.39%  $     784,701        8.53%   $   12.25
     2000............................            21          71,897         8.30%  $     698,011        7.59%   $    9.71
     2001............................            19          52,065         6.01%  $     570,515        6.20%   $   10.96
     2002............................            14          48,520         5.60%  $     580,375        6.31%   $   11.96
     2003............................            10          20,492         2.37%  $     390,010        3.36%   $   15.08
     2004............................             7          34,772         4.01%  $     246,310        2.68%   $    7.08
     2005............................             4          20,650         2.38%  $     173,765        1.89%   $    8.41
     2006............................             1           1,600          .18%  $      22,080         .24%   $   13.80
  Thereafter.........................             4          19,270         2.22%  $     264,975        2.88%   $   13.75

TOTAL EXPIRATIONS
     1997............................             3           5,154         0.59%  $      87,932         .96%   $   17.06
     1998............................            26          54,087         0.24%  $     783,022        8.51%   $   14.48
     1999............................            27         112,022        12.93%  $   1,318,995       14.34%   $   11.77
     2000............................            21          71,897         8.30%  $     698,011        7.59%   $    9.71
     2001............................            19          52,065         6.01%  $     570,515        8.53%   $   10.96
     2002............................            15          72,586         8.38%  $     784,936        6.20%   $   10.81
     2003............................            10          20,492         2.37%  $     309,010        8.53%   $   15.08
     2004............................             8          57,778         6.67%  $     330,694        3.36%   $    5.72
     2005............................             4          20,650         2.38%  $     173,765        1.89%   $    8.41
     2006............................             1           1,600         0.18%  $      22,080         .24%   $   13.80
  Thereafter.........................            11         398,071        45.95%  $   4,120,015       44.79%   $   10.35

             LEASE EXPIRATIONS FOR RECENT AND PENDING ACQUISITIONS
                           (AS OF NOVEMBER 30, 1997)

                                                           GROSS LEASABLE AREA              ANNUALIZED BASE RENT
                                          NUMBER OF     -------------------------  ---------------------------------------
                                           LEASES       APPROXIMATE   PERCENT OF                  PERCENT OF     AVERAGE
                                          EXPIRING          GLA          TOTAL        AMOUNT         TOTAL      PER SQ FT
                                       ---------------  ------------  -----------  -------------  -----------  -----------
GRAND TOTAL

ANCHOR TENANT EXPIRATIONS (2)
     1997............................             0          --             0.00%  $    --              0.00%   $  --
     1998............................             2          61,215         1.90%  $     443,520        1.20%   $    7.25
     1999............................             3          47,957         1.49%  $     534,294        1.45%   $  --
     2000............................             0          --             0.00%  $    --              0.00%   $  --
     2001............................             0          --             0.00%  $    --              0.00%
     2002............................             2          38,401         1.19%  $     395,757        1.07%   $   10.31
     2003............................             0          --             0.00%  $    --              0.00%   $  --
     2004............................             1          23,006         0.71%  $      84,384        0.23%   $    3.67
     2005............................             5         210,567         6.54%  $   1,771,668        4.81%   $    8.41
     2006............................             4         185,005         5.74%  $     964,494        2.62%   $    5.21
  Thereafter.........................            30       1,343,389        41.70%  $  13,157,931       35.71%   $    9.79

SHOP TENANT EXPIRATIONS
     1997............................            10          27,473         0.85%  $     389,038        1.06%   $   14.16
     1998............................            83         127,785         3.97%  $   2,019,433        5.48%   $   15.80
     1999............................            82         164,726         5.11%  $   2,397,112        6.51%   $   14.55
     2000............................            98         206,546         6.41%  $   2,866,647        7.78%   $   13.88
     2001............................            89         222,604         6.91%  $   3,356,422        9.11%   $   15.08
     2002............................            94         222,604         6.91%  $   3,501,746        9.50%   $   15.73
     2003............................            37          36,328         1.13%  $     665,881        1.81%   $   18.33
     2004............................            14          51,783         1.61%  $     473,890        1.29%   $    9.15
     2005............................            14          55,420         1.72%  $     691,073        1.88%   $   12.47
     2006............................            11          83,036         2.58%  $   1,324,632        3.60%   $   15.95
  Thereafter.........................            57         113,835         3.53%  $   1,804,935        4.90%   $   15.86

TOTAL EXPIRATIONS
     1997............................            10          27,473         0.85%  $     389,038        1.06%   $   14.16
     1998............................            85         189,000         5.87%  $   2,462,953        6.69%   $   13.03
     1999............................            85         212,683         6.60%  $   2,931,402        7.96%   $   13.78
     2000............................            98         206,546         6.41%  $   2,866,647        7.78%   $   13.88
     2001............................            89         222,604         6.91%  $   3,356,422        9.11%   $   15.08
     2002............................            96         261,005         8.10%  $   3,897,503       10.58%   $   14.93
     2003............................            37          36,328         1.13%  $     665,811        1.81%   $   18.33
     2004............................            15          74,789         2.32%  $     558,274        1.52%   $    7.46
     2005............................            19         265,987         8.26%  $   2,462,741        6.68%   $    9.26
     2006............................            15         268,041         8.32%  $   2,289,126        6.21%   $    8.54
  Thereafter.........................            33       1,457,224        45.23%  $  14,962,866       40.61%   $   10.27

------------------------

(1) Annualized base rent is calculated by multiplying base rent for November 1997 by twelve.

(2) Anchor tenants are defined as all tenants occupying at least 14,000 square feet.

OPERATING PARTNERSHIP FORMATION

    On November 14, 1997, the Company formed Burnham Pacific Operating Partnership, L.P. (the "Operating Partnership") under the Delaware Revised Uniform Limited Partnership Act. The Company is in the process of transferring to the Operating Partnership legal or beneficial ownership of substantially all of the real property and related personal property owned by the Company and its subsidiaries and of the beneficial interest owned by the Company and its subsidiaries in any partnership or limited liability company that owns a direct or indirect interest in real property and related personal property. The Company intends that the Operating Partnership will be the vehicle through which the Company will own its current assets, will make its future acquisitions, including the acquisition of the Golden State Properties, Meridian Village Shopping Center and its interest in Simi Valley Plaza, and generally conduct its business. The Company believes that this structure (frequently called an "UPREIT Structure") enhances the Company's ability to acquire properties from existing owners on a basis which the Company understands may defer the recognition of certain federal income taxes to the contributing owners.

    The transfer and contribution by the Company of its properties to the Operating Partnership will have no effect upon the consolidated financial statements of the Company.

    Upon the closing of the acquisition of the Golden State Properties pursuant to the Contribution Agreement, the Contributors will be admitted as additional limited partners in the Operating Partnership upon the issuance to them of 2,000,000 Preferred Units. See "Contribution Agreement." The existing owners of Simi Valley Plaza will receive Common Units as a part of the consideration for the acquisition of that property.

DESIGNATION OF SERIES A PREFERRED STOCK

    Pursuant to the Company's charter, the Company's Board of Directors has established and designated a series of the Company's authorized preferred stock consisting of 4,800,000 shares of Series 1997-A Convertible Preferred Stock ("Series A Preferred Stock"). The summary of terms of the Series A Preferred Stock set forth below does not purport to be complete and is subject to, and qualified in entirety by, the complete text of the Articles Supplementary to the Company's charter filed as an exhibit to this Report on Form 8-K, which is hereby expressly incorporated by reference and made a part hereof.

Stated Value and Liquidation Preference

    The Series A Preferred Stock has a stated value of $25 per share ("Stated Value"), and upon the distribution of assets on the liquidation, dissolution or winding up of the Company each share of Series A Preferred Stock shall be entitled to a preferential payment of $25 plus any accrued and unpaid dividend prior to the payment of any amount with respect to shares of the Company's Common Stock ("Common Stock").

Conversion Right

    Subject to the limitations on conversion described below, each share of Series A Preferred Stock is convertible into a number of shares of Common Stock obtained by dividing the $25 stated value of the Series A Preferred Stock by a conversion price of $15.375, as the same may be adjusted pursuant to antidilution provisions described in the Articles Supplementary.

Dividends and Distributions

    Holders of each share of Series A Preferred Stock will be entitled to receive out of funds legally available for the payment of dividends, cumulative quarterly cash dividends equal to the greater of (i) 2.00% (per quarter) of the $25.00 per share Stated Value, and (ii) the amount of dividends payable on the number of Shares of Common Stock into which the shares of Series A Preferred Stock is then convertible. Such cumulative quarterly cash dividends will accrue daily and will, to the extent not paid in full on the applicable dividend payment date, together with accruals thereon, accrue at the compounded quarterly rate of 2.00% from such date until payment is made, whether or not the Company has earnings or surplus.

    Unless and until all accrued dividends on the Series A Preferred Stock through the most recent preceding dividend payment date have been paid (or are being paid contemporaneously therewith), with only limited exceptions the Company may not (i) declare or pay any dividend on, or set aside any funds or assets for payment or distribution with regard thereto or for redemption or purchase of, any Common Stock, (ii) authorize, take or cause or permit to be taken any action as the general partner of the Operating Partnership that will result in the declaration or payment by the Operating Partnership of any distribution to its partners (other than distributions made concurrently with distributions payable to the Company in respect of the Preferred Units to be owned by the Company, which distributions will be used by the Company to fund the payment in full of all such accrued dividends).

    While any shares of Series A Preferred Stock are outstanding, the Company may not pay any dividend on any shares of any class or series of stock of the Company which ranks on a parity with the Series A Preferred Stock as to payment of dividends unless at least a proportionate payment is made with regard to all accrued dividends on the Series A Preferred Stock (except, as to any shares of the Series A Preferred Stock as to which a notice of conversion has been furnished by the holder thereof, at the effective time of conversion) through the most recent preceding dividend payment date.

Voting Rights

Holders of shares of Series A Preferred Stock will have the following voting rights:

    Except as set forth below, the holders of shares of Series A Preferred Stock will have the right to vote on all matters on which the holders of Common Stock are entitled to vote on an "as converted" basis with holders of shares of the Common Stock, as though part of the same class as holders of Common Stock. The holders of shares of Series A Preferred Stock shall not have the right, however, to vote (and shall not be counted in determining whether a quorum is present for such purposes) on the issuance of Common Stock upon exchange of all Partnership Units and conversion of all shares of Series A Preferred Stock into Common Stock, to be submitted to a vote of the holders of Common Stock at the Company's 1998 annual meeting of stockholders. See "Other Provisions--Mandatory Redemption in Certain Instances."

    While any shares of Series A Preferred Stock are outstanding, the Company may not, without approval of holders of at least a majority of the outstanding shares of Series A Preferred Stock voting separately as a class, take any of several actions described in the Articles Supplementary that would diminish the rights of the holders of Series A Preferred Stock (including the authorization or issuance of any class or series of stock that would rank prior to or on a parity with the Series A Preferred Stock) or that would result in the Company's transfer of its general partnership interest in the Operating Partnership or a merger or consolidation of assets which would result in the Common Stock having a value of less than $15.375 per share, or the termination of the Company's qualification as a real estate investment trust, or a Change of Control or certain other actions.

    The holders of the Series A Preferred Stock have the right to submit a recommendation to the Nominating Committee of the Board of Directors for the election of a director at the 1998 annual meeting of stockholders and each annual meeting thereafter (until the number of outstanding shares of Series A Preferred Stock is significantly reduced). In addition, upon the failure of the Company to pay the full amount of the Series A Preferred Stock preferential dividend for four consecutive quarters or upon certain other defaults of the Company in its obligations with respect to the Series A Preferred Stock, the holders of the Series A Preferred Stock will have the right, as a class, to elect two additional directors of the Company, until such defaults are cured.

    The Company shall act on or with respect to any matter as to which it is entitled or requested to act in its capacity as a holder of Preferred Units of the Operating Partnership by voting or otherwise acting with respect to all such Preferred Units solely in accordance with instructions received from a majority of the holders of Series A Preferred Stock.

Conversion Into Common Stock

    OPTIONAL CONVERSION. On and after December 31, 1998, March 31, 1999, June 30, 1999, and September 30, 1999 (or earlier in the event of a Change of Control or certain other defined events), each holder of shares of Series A Preferred Stock will have the right to convert 25% of the shares of Series A Preferred Stock held of record by the holder into a number of shares of Common Stock equal to (i) the Stated Value plus the amount, if any, of the per share amount of outstanding dividends as of the effective time of the conversion, divided by
(ii) the Conversion Price.

    MANDATORY CONVERSION. After the fifth anniversary of the date of the first issuance of shares of Series A Preferred Stock, the Company may give notice of mandatory conversion of all of the outstanding Series A Preferred Stock if the value of the Common Stock (both on the day prior to the notice of conversion and on a value weighted basis over a period of time prior to such date) is greater than the initial conversion price, and after such notice all such outstanding shares shall be mandatorily converted into Common Stock as provided in the Articles Supplementary; except that each holder of Series A Preferred Stock shall have the right, prior to the date established for such mandatory conversion, instead to cause the Company to redeem such holder's Series A Preferred Stock at its Stated Value plus accrued dividends to the redemption date multiplied by a percentage equal to 105% if the redemption date is prior to December 31, 2003, decreasing by 1% each year thereafter (but not less than 100% after December 31, 2007).

    ADJUSTMENT OF CONVERSION PRICE. The Articles Supplementary provide for the adjustment of the initial $15.375 conversion price upon the occurrence of various events described therein, including among other events, any dividend or distribution on the Common Stock of Common Stock, or other stock of the Company, evidences of indebtedness, assets or rights or warrants or other derivative securities to subscribe for or purchase any securities, any subdivision, split or reclassification of the Common Stock, any issuance of rights or warrants to purchase Common Stock to holders of the Common Stock, any issuance or sale of any equity or debt securities convertible into or exchangeable for Common Stock, certain issuances and sales of Common Stock and certain reclassifications of, and changes in, the Common Stock.

DESCRIPTION OF OPERATING PARTNERSHIP UNITS

    The following description of certain provisions of the Operating Partnership Agreement and of the First Amendment thereto, that is expected to be entered into concurrently with the closing of the acquisition of the Golden State Properties and the admission of the Contributors as Limited Partners in the Operating Partnership, is qualified in all respects by the provisions of the Operating Partnership and of such First Amendment filed as exhibits to this Report on Form 8-K.

Common Units

    The Operating Partnership Agreement provides that, subject to the preferences of any class or series of partnership interest established by the general partner, the general partner shall make distributions pro rata to partners holding Common Units and to the general partner as such in proportion to their respective partnership interests. The Company will hold as many Common Units as there are shares of Common Stock of the Company outstanding from time to time, and contemplates making quarterly distributions to the holders of Common Units concurrently with and in the same amounts as dividends paid by the Company on its Common Stock (which amount is currently at the rate of $0.25 per share payable on the last business day of March, June, September and December respectively).

    In addition, the Operating Partnership Agreement provides that, approximately one year after the issuance of Common Units (or earlier in the event of certain extraordinary transactions), the holder of each Common Unit will have the right to require the Partnership to redeem the Unit at a redemption price equal to the then market value of a share of Common Stock. Such redemption will be in cash, except that the Company may assume the redemption obligation and pay the redemption in the form of registered shares of its Common Stock.

Preferred Units

    By the First Amendment, the Company as general partner of the Operating Partnership will establish a series of 4,800,000 preferred units designated as "Series 1997-A Preferred Limited Partnership Units" (the "Preferred Units") and will issue 2,000,000 Preferred Units to the Contributors of the Golden State Properties and 2,800,000 Preferred Units to the Company. The economic rights of holders of Preferred Units, with respect to distributions and upon liquidation, are identical to the rights of holders of Series A Preferred Stock. Distributions by the Operating Partnership with respect to Preferred Units held by the Company will provide the funds to enable the Company to make its distributions to the holders of the Series A Preferred Stock. Holders of Preferred Units other than the Company will have the right to exchange their Preferred Units for a like number of shares of Series A Preferred Stock (upon which exchange the number of Preferred Units held by the Company will increase so that the Company will always hold a number of Preferred Units equal to the number of outstanding shares of Series A Preferred Stock), with such right of exchange commencing on the earlier of the Stockholder Approval Date described below or, with respect to Preferred Units not mandatorily redeemed following failure to obtain the Stockholder Approval, approximately one year after the first issuance of Preferred Units, or earlier upon the happening of certain events described in the First Amendment. See "Other Provisions-- Mandatory Redemption in Certain Instances".

    In general, the terms of the First Amendment that define the economic rights of holders of Preferred Units other than the Company are identical to the provisions of the Articles Supplementary that define the economic rights of the holders of Series A Preferred Stock. See "Designation of Series A Preferred Stock" above.

OTHER PROVISIONS
  First Offer Rights, Registration Rights and Waiver of Limit on Ownership

    The Contribution Agreement and the Stock Purchase Agreement each provide that, upon the proposed issuance by the Company of any further equity securities, the Contributors and the initial holders of the Series A Preferred Stock shall have the right to purchase a number of such equity securities so as to maintain their respective proportionate interests in the Company on a fully diluted basis. Such right shall not apply, however, to certain specified issuances including the issuance of up to $120 million of Common Stock not later than June 30, 1997 at a public offering price of not less than $13.75 or after the holdings of the Contributors and of the initial holders reduces below specified levels. The Company has also agreed to register the securities held by the Contributors or the Buyer to facilitate its resale thereof, and to include within registration statements of the Company shares that the Contributors or the Buyer may desire to sell on a "tag-along" basis, under certain circumstances.

    Based upon representations of the Contributors and of the Buyer of the Series A Preferred Stock that no individual would, after applying applicable attribution rules of the Internal Revenue Code, own more than 9.8% of the Common Stock or of the value of all of the capital stock of the Company, and on certain other representations and agreements, the Board of Directors of the Company has partially waived the "Limits" on ownership by any one person that would otherwise limit the amount of capital stock of the Company that the Buyer could own and that would otherwise limit the number of shares of Preferred Stock and of Common Stock that the holders of Preferred Units may acquire upon the exchange of their Operating Partnership Units for capital stock of the Company.

Mandatory Redemption in Certain Instances.

    Under the rules of the New York Stock Exchange, the Company may not issue securities convertible into or exchangeable for a number of shares of Common Stock that is greater than 19.9% of the number of shares of Common Stock that are outstanding at the time of issuance of such convertible or exchangeable securities, without the approval by the holders of Common Stock of the Company of the issuance of such greater number of shares of Common Stock. The aggregate number of shares of Common Stock potentially issuable upon exchange of all Partnership Units for shares of Series A Preferred Stock or Common Stock, as the case may be, and upon the conversion of all shares of Series A Preferred Stock into Common Stock exceeds 19.9% of the number of shares of Common Stock expected to be outstanding at the time of the issuance of the Series A Preferred Stock and of the Preferred Units. Accordingly, the Company will seek the approval of its stockholders ("Stockholder Approval") at the 1998 annual meeting of stockholders, to be held not later than May 12, 1998, for the issuance of Common Stock upon exchange of all Partnership Units and conversion of all shares of Series A Preferred Stock. If Stockholder Approval is not obtained at such meeting, or at a subsequent special meeting of stockholders held for such purpose, the Company will be obligated to redeem, not later than June 30, 1998, an aggregate number of Preferred Units and shares of Series A Preferred Stock (other than shares owned by the Company) that will result in the aggregate number of shares of Common Stock issuable upon the conversion or exchange of Series A Preferred Stock and Operating Partnership Units after such redemption not exceeding 19.9% of the number of shares of Common Stock outstanding immediately prior to the issuance of the Series A Preferred Stock and of the Preferred Units. Based upon the number of shares of Common Stock outstanding at November 30, 1997, the Company will be required to redeem an aggregate of approximately 2,000,000 shares of Series A Preferred Stock and Preferred Units having an aggregate Stated Value of approximately $50,000,000. Such redemption will be in cash at the greater of the Stated Value plus accrued dividends (or accrued distributions) or a price based upon the current Common Stock market price on an "as converted" basis (the "Mandatory Redemption Price"). To the extent that the Mandatory Redemption Price is not paid in full by June 30, 1998, the unpaid portion thereof payable to the holders of Preferred Units shall bear interest compounded at the lesser of the rate of 1.25% per month and the highest lawful rate of interest until paid, and the Company shall be responsible to the holders of the Series A Preferred Stock (but not to the holders of the Preferred Units) for liquidated damages equal to 150% of the portion of the Mandatory Redemption Price not paid by such date. The obligation to pay such Mandatory Redemption Price, or to pay the higher interest on the unpaid portion and/or the liquidated damage amount, could require the Company to increase its short-term borrowings even if prevailing market conditions are not favorable for such borrowings.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

a)  FINANCIAL STATEMENTS

    ATTACHMENT I--The Golden State Properties Portfolio combined statement of revenue and certain expenses for the year ended December 31, 1996 and related Notes and Independent Auditors' Report, filed in accordance with Rule 3.14(a)(1) of Regulation S-X.

    ATTACHMENT II--Statement of Estimated Taxable Operating Results of the
       GOLDEN STATE PROPERTIES PORTFOLIO and Estimated Cash to be Made Available by Operations of the GOLDEN STATE PROPERTIES PORTFOLIO for a Twelve-Month Period (unaudited), filed in accordance with Rule 3.14(a)(2) of Regulation S-X.

    ATTACHMENT III--THE POWELL PORTFOLIO Combined Statements of REVENUES AND
       DIRECT OPERATING EXPENSES for the years ended December 31, 1996, 1995, 1994 and related Notes and Independent Auditors' Report, filed in accordance with Rule 3.14(a)(1) of Regulation S-X.

    ATTACHMENT IV--Statement of Estimated Taxable Operating Results of the
       POWELL PORTFOLIO and Estimated Cash to be Made Available by Operations of the POWELL PORTFOLIO for a Twelve-Month Period (unaudited), filed in accordance with Rule 3.14(a)(2) of Regulation S-X.

    ATTACHMENT V--MOUNTAINGATE PLAZA Combined Statements of REVENUES AND DIRECT
       OPERATING EXPENSES for the years ended December 31, 1996, 1995, 1994 and related Notes and Independent Auditors' Report, filed in accordance with Rule 3.14(a)(1) of Regulation S-X.

    ATTACHMENT VI--Statement of Estimated Taxable Operating Results of
       MOUNTAINGATE PLAZA and Estimated Cash to be Made Available by Operations of MOUNTAINGATE PLAZA for a Twelve-Month Period (unaudited), filed in accordance with Rule 3.14(a)(2) of Regulation S-X.

    ATTACHMENT VII--SIMI VALLEY PLAZA Combined Statements of REVENUES AND DIRECT
       OPERATING EXPENSES for the year ended December 31, 1996 and related Notes and Independent Auditors' Report, filed in accordance with Rule 3.14(a)(1) of Regulation S-X.

    ATTACHMENT VIII--Statement of Estimated Taxable Operating Results of SIMI
       VALLEY PLAZA and Estimated Cash to be Made Available by Operations of SIMI VALLEY PLAZA for a Twelve-Month Period (unaudited), filed in accordance with Rule 3.14(a)(2) of Regulation S-X.

    ATTACHMENT IX--MERIDIAN VILLAGE SHOPPING CENTER Combined Statements of
       REVENUES AND DIRECT OPERATING EXPENSES for the year ended December 31, 1996 and related Notes and Independent Auditors' Report, filed in accordance with Rule 3.14(a)(1) of Regulation S-X.

    ATTACHMENT X--Statement of Estimated Taxable Operating Results of MERIDIAN
       VILLAGE SHOPPING CENTER and Estimated Cash to be Made Available by Operations of MERIDIAN VILLAGE SHOPPING CENTER for a Twelve-Month Period (unaudited), filed in accordance with Rule 3.14(a)(2) of Regulation S-X.

b)  PRO FORMA FINANCIAL INFORMATION

    ATTACHMENT XI--Burnham Pacific Properties, Inc. Pro Forma Condensed
       Consolidated Balance Sheet as of September 30, 1997, Pro Forma Condensed Consolidated Statements of Income for the nine months ended September 30, 1997, Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 1996 and Notes thereto, filed in accordance with
       Article 11 of Regulation S-X.

c)  EXHIBITS

    3.1.2  Form of Articles Supplementary relating to Series 1997-A Convertible
             Preferred Stock

      3.2  Bylaws, as amended, dated November 19, 1997

   10.1.1  Agreement of Limited Partnership of Burnham Pacific Operating
             Partnership, L.P. dated as of November 14, 1997

   10.1.2  Form of description of Rights of Preferred Units and Common Units of
             Burnham Pacific Operating Partnership, L.P.

     10.2  Agreement to Contribute among Burnham Pacific Properties, Inc.,
             Burnham Pacific Operating Partnership, L.P. and the Contributors and Existing Partners of the Golden State Properties party thereto, dated as of December 5, 1997.

     23.1  Consent of Ernst & Young LLP.

     23.2  Consent of Deloitte & Touche LLP.

                                   SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                             BURNHAM PACIFIC PROPERTIES, INC.

Date: December 15, 1997                      By:                    /s/ Daniel B. Platt
                                                           ------------------------------------
                                                                      Daniel B. Platt
                                                                  CHIEF FINANCIAL OFFICER

                                                                    ATTACHMENT I

                                  GOLDEN STATE
                              PROPERTIES PORTFOLIO

                             COMBINED STATEMENT OF
                          REVENUE AND CERTAIN EXPENSES
                               FOR THE YEAR ENDED
                             DECEMBER 31, 1996 AND
                         REPORT OF INDEPENDENT AUDITORS

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders
Burnham Pacific Properties, Inc.

    We have audited the accompanying combined statement of revenue and certain expenses of the Golden State Properties Portfolio (the "Properties"), for the year ended December 31, 1996. This combined statement of revenue and certain expenses is the responsibility of the management of the Properties. Our responsibility is to express an opinion on the combined statement of revenue and certain expenses based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying combined statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 to the statement and is not intended to be a complete presentation of the revenues and expenses of the companies.

    In our opinion, the combined statement referred to above presents fairly, in all material respects, the combined revenue and certain expenses as defined above, of the Golden State Properties Portfolio for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

/s/ Ernst & Young LLP

Newport Beach, California
November 14, 1997

                       GOLDEN STATE PROPERTIES PORTFOLIO

                         COMBINED STATEMENT OF REVENUE
                              AND CERTAIN EXPENSES

                                 (IN THOUSANDS)

                                                                                                       YEAR ENDED
                                                                                                      DECEMBER 31,
                                                                                                          1996
                                                                                                      ------------
REVENUES:
  Rental............................................................................................   $   27,408
  Tenant recoveries.................................................................................        5,994
  Other.............................................................................................          123
                                                                                                      ------------
    Total revenue...................................................................................       33,525
                                                                                                      ------------
CERTAIN EXPENSES:
  Rental property operating.........................................................................        4,102
  Real estate taxes and insurance...................................................................        3,928
  Ground lease......................................................................................        1,554
                                                                                                      ------------
    Total certain expenses..........................................................................        9,584
                                                                                                      ------------
REVENUES IN EXCESS OF CERTAIN EXPENSES..............................................................   $   23,941
                                                                                                      ------------
                                                                                                      ------------

                            See accompanying notes.

                       GOLDEN STATE PROPERTIES PORTFOLIO

                     NOTES TO COMBINED STATEMENT OF REVENUE
                              AND CERTAIN EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1996

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION

    The accompanying combined statement of revenue and certain expenses of the Golden State Properties Portfolio (the "Properties") reflects the operations of the shopping centers owned by various entities, all of which are wholly owned by HPBA, LLC or HPBA II, LLC (the "Companies"), Delaware limited liability companies. The shopping centers are as follows:

Southampton Center                    Silver Creek Plaza
Buena Vista Marketplace               Menifee Town Center
580 Marketplace                       Arcade Center
Westminster Center                    Freemont Gateway Plaza
Sunset Center                         Creekside Shopping Center
Discovery Plaza                       Summerhill Shopping Center
Prospector's Plaza                    Hallmark Towne Center
Santa Rosa Value Center               Bell Gardens Marketplace
Centerwood Plaza                      Shasta Crossroads
Ralph's                               San Marcos Plaza

    BASIS OF PRESENTATION

    The accompanying combined statement was prepared to comply with the rules and regulations of the Securities and Exchange Commission ("SEC") for inclusion in a filing with the SEC by Burnham Pacific Properties, Inc.

    The accompanying combined statement is not a complete presentation of the actual operations for the period presented as certain expenses that are dependent on the property owner and the cost basis of the properties have been excluded. Excluded expenses consist of interest, depreciation and amortization and certain general and administrative costs. Consequently, the revenues in excess of certain expenses as presented in the combined statement are not intended to be a complete presentation of the revenues and expenses of the Properties nor is it intended to be comparable to their proposed future operations.

    All significant intercompany balances and transactions have been eliminated upon combination.

    REVENUE RECOGNITION

    Rental revenue is recognized on a straight-line basis over the terms of the related leases.

    RISKS AND UNCERTAINTIES

    The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                       GOLDEN STATE PROPERTIES PORTFOLIO

                     NOTES TO COMBINED STATEMENT OF REVENUE
                        AND CERTAIN EXPENSES (CONTINUED)

                      FOR THE YEAR ENDED DECEMBER 31, 1996

2. FUTURE MINIMUM LEASE PAYMENTS

    The future minimum lease payments to be received under existing operating leases as of December 31, 1996 are as follows:

                                                                                (IN THOUSANDS)
1997..........................................................................   $     25,254
1998..........................................................................         23,890
1999..........................................................................         21,919
2000..........................................................................         20,514
2001..........................................................................         18,179
Thereafter....................................................................        142,028
                                                                                --------------
                                                                                 $    251,784
                                                                                --------------
                                                                                --------------

    The above future minimum lease payments do not include specified payments for tenant reimbursements of operating expenses.

    The shopping centers are mostly leased to tenants under lease terms which generally provide for the tenants to pay their share of certain operating expenses. These amounts are reported as tenant recoveries in the combined statement of revenues and certain expenses.

                                                                   ATTACHMENT II

                        BURNHAM PACIFIC PROPERTIES, INC.
                    STATEMENT OF ESTIMATED TAXABLE OPERATING
                RESULTS OF THE GOLDEN STATE PROPERTIES PORTFOLIO
                    AND ESTIMATED CASH TO BE MADE AVAILABLE
             BY OPERATIONS OF THE GOLDEN STATE PROPERTIES PORTFOLIO
                           FOR A TWELVE-MONTH PERIOD
                                  (UNAUDITED)
                                 (IN THOUSANDS)

REVENUES:
  Rents............................................................................  $  27,531
  Reimbursed Expenses..............................................................      5,994
                                                                                     ---------
    Total..........................................................................     33,525
                                                                                     ---------
COSTS AND EXPENSES:
  Rental Operating Expenses........................................................      9,584
  Depreciation.....................................................................      6,978
                                                                                     ---------
    Total..........................................................................     16,562
                                                                                     ---------
Estimated Taxable Operating Income.................................................     16,963
Add Back Depreciation..............................................................      6,978
                                                                                     ---------
ESTIMATED CASH TO BE MADE AVAILABLE BY OPERATIONS..................................  $  23,941
                                                                                     ---------
                                                                                     ---------

Note

This statement of estimated taxable operating results and estimated cash to be made available from operations is an estimate of operating results of the Golden State Properties Portfolio for a period of twelve months based on information provided by the seller of the property and by management's independent review of the leases and other documents and does not purport to reflect actual results for any period.

                                                                  ATTACHMENT III

                              THE POWELL PORTFOLIO

                     HISTORICAL STATEMENTS OF REVENUES AND
                    DIRECT OPERATING EXPENSES FOR THE YEARS
                     ENDED DECEMBER 31, 1996, 1995 AND 1994
                        AND INDEPENDENT AUDITORS' REPORT

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Burnham Pacific Properties, Inc.:

    We have audited the accompanying historical statements of revenues and direct operating expenses of the Powell Portfolio (the "Centers") for the years ended December 31, 1996, 1995 and 1994. These historical statements are the responsibility of the Centers' management. Our responsibility is to express an opinion on these historical statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the historical statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audits provide a reasonable basis for our opinion.

    The accompanying historical statements are prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. The statements exclude certain material revenues and expenses, described in Note 1, and are not intended to be a complete presentation of the Centers' revenues and expenses.

    In our opinion, such historical statements present fairly, in all material respects, the revenues and direct operating expenses, as described in Note 1, of the Centers for the years ended December 31, 1996, 1995 and 1994, in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP

San Diego, California
October 10, 1997

                              THE POWELL PORTFOLIO

                       HISTORICAL STATEMENTS OF REVENUES
                         AND DIRECT OPERATING EXPENSES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                              1996          1995          1994
                                                                          ------------  ------------  ------------
REVENUES:
  Rental revenues.......................................................  $  2,114,285  $  2,195,283  $  2,122,623
  Common area maintenance revenues......................................       604,560       649,882       612,423
                                                                          ------------  ------------  ------------
    Total revenues......................................................     2,718,845     2,845,165     2,735,046
                                                                          ------------  ------------  ------------
DIRECT OPERATING EXPENSES:
  Property taxes and assessments........................................       272,972       231,871       239,485
  General maintenance and repair........................................       129,815       111,740        87,875
  Management fees.......................................................       113,363       117,230       113,881
  Utilities.............................................................        95,685        96,277        98,340
  General and administrative............................................        59,156        83,266       117,490
  Parking lot maintenance...............................................        51,294        41,885        51,631
  Insurance.............................................................        48,842        41,216        58,706
  Landscape maintenance.................................................        36,025        37,483        43,501
                                                                          ------------  ------------  ------------
    Total direct operating expenses.....................................       807,152       760,968       810,909
                                                                          ------------  ------------  ------------
EXCESS OF REVENUES OVER DIRECT OPERATING EXPENSES.......................  $  1,911,693  $  2,084,197  $  1,924,137
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

See accompanying note to historical statements of revenues and direct operating expenses.

                              THE POWELL PORTFOLIO

                   NOTE TO HISTORICAL STATEMENTS OF REVENUES
                         AND DIRECT OPERATING EXPENSES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION--Revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying historical statements of revenues and direct operating expenses relate to the operations of the Powell Portfolio (the "Centers") and have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. The Powell Portfolio consists of the following centers:

Chambers Creek                        Tacoma, Washington
Design Market                         Bellevue, Washington
Fairwood Square                       Renton, Washington
Puget Park                            Everett, Washington
Silver Plaza                          Silver City, New Mexico

    Certain revenues, costs and expenses that are dependent on the ownership, management and carrying value of the centers have been excluded from the accompanying historical statements. The excluded revenues consist primarily of nonoperating revenues related to the centers. The excluded expenses consist primarily of interest, depreciation and amortization of the centers. Consequently, the excess of revenues over direct operating expenses as presented is neither intended to be a complete presentation of the Centers' historical revenues and expenses nor intended to be comparable to the proposed future operations of the property.

    REVENUE RECOGNITION--Shopping center space is generally leased to retail tenants under various arrangements which are accounted for as operating leases. Minimum rents are recognized on an accrual basis as earned, the result of which does not differ materially from the straight-line basis. Certain leases contain provisions for percentage rents, which are recorded when earned. Reimbursable expenses such as common area maintenance, real estate and insurance are recognized as revenue in the period the applicable costs are accrued.

                                  * * * * * *

                                                                   ATTACHMENT IV

                        BURNHAM PACIFIC PROPERTIES, INC.
                    STATEMENT OF ESTIMATED TAXABLE OPERATING
                        RESULTS OF THE POWELL PORTFOLIO
                    AND ESTIMATED CASH TO BE MADE AVAILABLE
                     BY OPERATIONS OF THE POWELL PORTFOLIO
                           FOR A TWELVE-MONTH PERIOD
                                  (UNAUDITED)
                                 (IN THOUSANDS)

REVENUES:
  Rents.............................................................................  $   2,114
  Reimbursed Expenses...............................................................        605
                                                                                      ---------
    Total...........................................................................      2,719
                                                                                      ---------
COSTS AND EXPENSES:
  Rental Operating Expenses.........................................................        807
  Depreciation......................................................................        522
                                                                                      ---------
    Total...........................................................................      1,329
                                                                                      ---------
Estimated Taxable Operating Income..................................................      1,390
Add Back Depreciation...............................................................        522
                                                                                      ---------
ESTIMATED CASH TO BE MADE AVAILABLE BY OPERATIONS...................................  $   1,912
                                                                                      ---------
                                                                                      ---------

Note

This statement of estimated taxable operating results and estimated cash to be made available from operations is an estimate of operating results of the Powell Portfolio for a period of twelve months based on information provided by the seller of the property and by management's independent review of the leases and other documents and does not purport to reflect actual results for any period.

                                                                    ATTACHMENT V

                               MOUNTAINGATE PLAZA

                     HISTORICAL STATEMENTS OF REVENUES AND
                    DIRECT OPERATING EXPENSES FOR THE YEARS
                     ENDED DECEMBER 31, 1996, 1995 AND 1994
                        AND INDEPENDENT AUDITORS' REPORT

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Burnham Pacific Properties, Inc.:

    We have audited the accompanying historical statements of revenues and direct operating expenses of Mountaingate Plaza (the "Center") for the years ended December 31, 1996, 1995 and 1994. These historical statements are the responsibility of the Center's management. Our responsibility is to express an opinion on these historical statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the historical statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audits provide a reasonable basis for our opinion.

    The accompanying historical statements are prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. The statements exclude certain material revenues and expenses, described in Note 1, and are not intended to be a complete presentation of the Center's revenues and expenses.

    In our opinion, such historical statements present fairly, in all material respects, the revenues and direct operating expenses, as described in Note 1, of the Center for the years ended December 31, 1996, 1995 and 1994, in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP

San Diego, California
December 11, 1997

                               MOUNTAINGATE PLAZA

                       HISTORICAL STATEMENTS OF REVENUES
                         AND DIRECT OPERATING EXPENSES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                              1996          1995          1994
                                                                          ------------  ------------  ------------
REVENUES:
  Rental revenues.......................................................  $  3,122,760  $  2,941,774  $  3,167,508
  Common area maintenance revenues......................................       850,633       906,021       752,309
                                                                          ------------  ------------  ------------
    Total revenues......................................................     3,973,393     3,847,795     3,919,817
                                                                          ------------  ------------  ------------
DIRECT OPERATING EXPENSES:
  Repairs and maintenance...............................................       446,767       354,094       403,089
  Property taxes and assessments........................................       269,766       269,766       269,766
  General and administrative............................................       171,913       109,662        49,409
  Insurance.............................................................       124,560        61,727        60,172
  Utilities.............................................................       121,615       120,762       109,075
  Management fees.......................................................       113,421       106,599       127,923
  General operating.....................................................       107,216        83,788        77,980
  Gardening and landscaping.............................................        42,241        38,898        90,253
                                                                          ------------  ------------  ------------
    Total direct operating expenses.....................................     1,397,499     1,145,296     1,187,667
                                                                          ------------  ------------  ------------
EXCESS OF REVENUES OVER
  DIRECT OPERATING EXPENSES.............................................  $  2,575,894  $  2,702,499  $  2,732,150
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

See accompanying note to historical statements of revenues and direct operating expenses.

                               MOUNTAINGATE PLAZA

                   NOTE TO HISTORICAL STATEMENTS OF REVENUES
                         AND DIRECT OPERATING EXPENSES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION--Revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying historical statements of revenues and direct operating expenses relate to the operations of Mountaingate Plaza (the "Center") and have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission

    Certain revenues, costs and expenses that are dependent on the ownership, management and carrying value of the Center have been excluded from the accompanying historical statements. The excluded revenues consist primarily of nonoperating revenues related to the Center. The excluded expenses consist primarily of interest, depreciation and amortization of the Center. Consequently, the excess of revenues over direct operating expenses as presented is neither intended to be a complete presentation of the Center's historical revenues and expenses nor intended to be comparable to the proposed future operations of the property.

    REVENUE RECOGNITION--Shopping center space is generally leased to retail tenants under various arrangements which are accounted for as operating leases. Minimum rents, percentage rents and reimbursable expenses such as common area maintenance, real estate and insurance are recorded on an accrual basis.

                                                                   ATTACHMENT VI

                        BURNHAM PACIFIC PROPERTIES, INC.
                    STATEMENT OF ESTIMATED TAXABLE OPERATING
                         RESULTS OF MOUNTAINGATE PLAZA
                    AND ESTIMATED CASH TO BE MADE AVAILABLE
                      BY OPERATIONS OF MOUNTAINGATE PLAZA
                           FOR A TWELVE-MONTH PERIOD
                                  (UNAUDITED)
                                 (IN THOUSANDS)

REVENUES:
  Rents.............................................................................  $   3,123
  Reimbursed Expenses...............................................................        851
                                                                                      ---------
    Total...........................................................................      3,974
                                                                                      ---------
COSTS AND EXPENSES:
  Rental Operating Expenses.........................................................      1,398
  Depreciation......................................................................        638
                                                                                      ---------
    Total...........................................................................      2,036
                                                                                      ---------
Estimated Taxable Operating Income..................................................      1,938
Add Back Depreciation...............................................................        638
                                                                                      ---------
ESTIMATED CASH TO BE MADE AVAILABLE BY OPERATIONS...................................  $   2,576
                                                                                      ---------
                                                                                      ---------

Note

This statement of estimated taxable operating results and estimated cash to be made available from operations is an estimate of operating results of Mountaingate Plaza for a period of twelve months based on information provided by the seller of the property and by management's independent review of the leases and other documents and does not purport to reflect actual results for any period.

                                                                  ATTACHMENT VII

                               SIMI VALLEY PLAZA

                      HISTORICAL STATEMENT OF REVENUES AND
                     DIRECT OPERATING EXPENSES FOR THE YEAR
                          ENDED DECEMBER 31, 1996 AND
                          INDEPENDENT AUDITORS' REPORT

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Burnham Pacific Properties, Inc.:

    We have audited the accompanying historical statement of revenues and direct operating expenses of Simi Valley Plaza (the "Center") for the year ended December 31, 1996. This historical statement is the responsibility of the Center's management. Our responsibility is to express an opinion on this historical statement based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying historical statement is prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. The statement excludes certain material revenues and expenses, described in Note 1, and is not intended to be a complete presentation of the Center's revenues and expenses.

    In our opinion, such historical statement presents fairly, in all material respects, the revenues and direct operating expenses, as described in Note 1, of the Center for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP

San Diego, California
December 12, 1997

                               SIMI VALLEY PLAZA

                       HISTORICAL STATEMENTS OF REVENUES
                         AND DIRECT OPERATING EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1996

REVENUES:
  Rental revenues...............................................................  $2,388,897
  Common area maintenance revenues..............................................    542,491
                                                                                  ---------
    Total revenues..............................................................  2,931,388
                                                                                  ---------
DIRECT OPERATING EXPENSES:
  Property taxes and assessments................................................    260,923
  Insurance.....................................................................    119,003
  Utilities.....................................................................     93,649
  Repairs and maintenance.......................................................     59,350
  Management fees...............................................................     51,371
  Security......................................................................     30,172
  Gardening and landscaping.....................................................     29,196
  General and administrative....................................................     10,536
                                                                                  ---------
    Total direct operating expenses.............................................    654,200
                                                                                  ---------
EXCESS OF REVENUES OVER DIRECT
  OPERATING EXPENSES............................................................  $2,277,188
                                                                                  ---------
                                                                                  ---------

See accompanying note to historical statements of revenues and direct operating expenses.

                               SIMI VALLEY PLAZA

                    NOTE TO HISTORICAL STATEMENT OF REVENUES
                         AND DIRECT OPERATING EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION--Revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying historical statement of revenues and direct operating expenses relates to the operations of Simi Valley Plaza (the "Center") and has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission.

    Certain revenues, costs and expenses that are dependent on the ownership, management and carrying value of the Center have been excluded from the accompanying historical statement. The excluded revenues consist primarily of nonoperating revenue related to the Center. The excluded expenses consist primarily of interest, depreciation and amortization of the Center. Consequently, the excess of revenues over direct operating expenses as presented is neither intended to be a complete presentation of the Center's historical revenues and expenses nor intended to be comparable to the proposed future operations of the property.

    REVENUE RECOGNITION--Shopping center space is generally leased to retail tenants under various arrangements which are accounted for as operating leases. Minimum rents are recognized on an accrual basis as earned. Certain leases contain provisions for percentage rents, which are recorded when earned. Reimbursable expenses such as common area maintenance, real estate and insurance are recognized as revenue in the period the applicable costs are accrued.

                                  * * * * * *

                                                                 ATTACHMENT VIII

                        BURNHAM PACIFIC PROPERTIES, INC.
                    STATEMENT OF ESTIMATED TAXABLE OPERATING
                          RESULTS OF SIMI VALLEY PLAZA
                    AND ESTIMATED CASH TO BE MADE AVAILABLE
                       BY OPERATIONS OF SIMI VALLEY PLAZA
                           FOR A TWELVE-MONTH PERIOD
                                  (UNAUDITED)
                                 (IN THOUSANDS)

REVENUES:
  Rents.............................................................................  $   2,389
  Reimbursed Expenses...............................................................        543
                                                                                      ---------
    Total...........................................................................      2,932
                                                                                      ---------
COSTS AND EXPENSES:
  Rental Operating Expenses.........................................................        654
  Depreciation......................................................................        544
                                                                                      ---------
    Total...........................................................................      1,198
                                                                                      ---------
  Estimated Taxable Operating Income................................................      1,734
  Add Back Depreciation.............................................................        544
                                                                                      ---------
ESTIMATED CASH TO BE MADE AVAILABLE BY OPERATIONS...................................  $   2,278
                                                                                      ---------
                                                                                      ---------

Note

This statement of estimated taxable operating results and estimated cash to be made available from operations is an estimate of operating results of Simi Valley Plaza for a period of twelve months based on information provided by the seller of the property and by management's independent review of the leases and other documents and does not purport to reflect actual results for any period.

                                                                   ATTACHMENT IX

                        MERIDIAN VILLAGE SHOPPING CENTER

                      HISTORICAL STATEMENT OF REVENUES AND
                       DIRECT OPERATING EXPENSES FOR THE
                        YEAR ENDED DECEMBER 31, 1996 AND
                          INDEPENDENT AUDITORS' REPORT

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Burnham Pacific Properties, Inc.:

    We have audited the accompanying historical statement of revenues and direct operating expenses of Meridian Village Shopping Center (the "Center") for the year ended December 31, 1996. This historical statement is the responsibility of the Center's management. Our responsibility is to express an opinion on this historical statement based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying historical statement is prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. It excludes certain material revenues and expenses, described in
Note 1, and is not intended to be a complete presentation of the Center's revenues and expenses.

    In our opinion, such historical statement presents fairly, in all material respects, the revenues and direct operating expenses as described in Note 1, of the Center for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP

San Diego, California
December 12, 1997

                        MERIDIAN VILLAGE SHOPPING CENTER

                        HISTORICAL STATEMENT OF REVENUES
                         AND DIRECT OPERATING EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1996

REVENUES:
  Rental revenues...............................................................  $ 834,246
  Common area maintenance revenues..............................................    239,854
                                                                                  ---------
    Total revenues..............................................................  1,074,100
                                                                                  ---------
DIRECT OPERATING EXPENSES:
  Property taxes and assessments................................................    110,120
  Repairs and maintenance.......................................................     81,134
  Management fees...............................................................     36,644
  Utilities.....................................................................     27,568
  General and administrative....................................................     20,137
  Insurance.....................................................................     18,073
  Gardening and landscaping.....................................................     11,062
                                                                                  ---------
    Total direct operating expenses.............................................    304,738
                                                                                  ---------
EXCESS OF REVENUES OVER DIRECT OPERATING EXPENSES...............................  $ 769,362
                                                                                  ---------
                                                                                  ---------

 See accompanying note to historical statement of revenues and direct operating expenses.

                        MERIDIAN VILLAGE SHOPPING CENTER

                    NOTE TO HISTORICAL STATEMENT OF REVENUES
                         AND DIRECT OPERATING EXPENSES

                          YEAR ENDED DECEMBER 31, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION--Revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying historical statement of revenue and direct operating expenses relates to the operations of Meridian Village Shopping Center (the "Center") and was prepared for the purpose of complying with rules and regulations of the Securities and Exchange Commission.

    Certain costs and expenses that are dependent on the ownership, management and carrying value of the Center have been excluded from the accompanying historical statement. The excluded expenses consist primarily of interest, depreciation and amortization of the Center. Consequently, the excess of revenues over direct operating expenses as presented is neither intended to be a complete presentation of the Center's historical revenues and expenses nor intended to be comparable to the proposed future operations of the property.

    REVENUE RECOGNITION--Shopping center space is generally leased to retail tenants under various arrangements which are accounted for as operating leases. Minimum rents are recognized on an accrual basis as earned, the result of which does not differ materially from the straight-line basis. Certain leases contain provisions for percentage rents, which are recorded when earned. Reimbursable expenses such as common area maintenance, real estate and insurance are recognized as revenue in the period the applicable costs are accrued.

                                  * * * * * *

                                                                    ATTACHMENT X

                        BURNHAM PACIFIC PROPERTIES, INC.
                    STATEMENT OF ESTIMATED TAXABLE OPERATING
                  RESULTS OF MERIDIAN VILLAGE SHOPPING CENTER
                    AND ESTIMATED CASH TO BE MADE AVAILABLE
               BY OPERATIONS OF MERIDIAN VILLAGE SHOPPING CENTER
                           FOR A TWELVE-MONTH PERIOD
                                  (UNAUDITED)
                                 (IN THOUSANDS)

REVENUES:
  Rents.............................................................................  $     834
  Reimbursed Expenses...............................................................        240
                                                                                      ---------
    Total...........................................................................      1,074
                                                                                      ---------
COSTS AND EXPENSES:
  Rental Operating Expenses.........................................................        305
  Depreciation......................................................................        460
                                                                                      ---------
    Total...........................................................................        765
                                                                                      ---------
  Estimated Taxable Operating Income................................................        309
  Add Back Depreciation.............................................................        460
                                                                                      ---------
ESTIMATED CASH TO BE MADE AVAILABLE BY OPERATIONS...................................  $     769
                                                                                      ---------
                                                                                      ---------

Note

This statement of estimated taxable operating results and estimated cash to be made available from operations is an estimate of operating results of Meridian Village Shopping Center for a period of twelve months based on information provided by the seller of the property and by management's independent review of the leases and other documents and does not purport to reflect actual results for any period.

                                                                   ATTACHMENT XI

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

    (Capitalized terms used herein and not otherwise defined have the respective meanings ascribed to such terms under "Definitions" at F-32).

    The accompanying unaudited pro forma condensed consolidated balance sheet gives effect to the following transactions as if they had occurred on September 30, 1997: (i) the acquisition of Mountaingate Plaza and the Powell Portfolios which acquisitions were completed after September 30, 1997; (ii) the pending acquisitions of the Golden State Properties, Meridian Village Shopping Center and Simi Valley Plaza; and (iii) the pending sale of the Pacific West Outlet Center and the application of the estimated proceeds therefrom to repay indebtedness.

    The accompanying unaudited pro forma condensed consolidated statements of income give effect to the following transactions as if they had occurred on January 1, 1996: (i) the acquisition of Ladera Shopping Center (which occurred in July 1996) and Margarita Shopping Center (which occurred in December 1996);
(ii) the consummation of the 1997 Acquisitions; (iii) the redemption of the Convertible Debentures (which occurred in 1996); (iv) the Common Stock Offering;
(v) the pending acquisition of the Golden State Properties, Meridian Village Shopping Center and Simi Valley Plaza; (vi) the sale of interests in five properties (which occurred in 1996); (vii) the pending sale of the Pacific West Outlet Center and (viii) the sale of a 75% joint venture interest in each of Ladera and Margarita (in February 1997 and August 1997, respectively).

    The pro forma condensed consolidated financial statements are unaudited and are subject to a number of estimates, assumptions and other uncertainties, and do not purport to be indicative of the actual financial position or results of operations that would have occurred had the transactions and events reflected therein in fact occurred on the dates specified, nor do such financial statements purport to be indicative of the results of operations or financial condition that may be achieved in the future.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997
                                 (IN THOUSANDS)

                                                                    COMPLETED        PENDING       PENDING
                                                    HISTORICAL(1) ACQUISITIONS(2) ACQUISITIONS(3)  SALE(4)     PRO FORMA
                                                    ------------  --------------  --------------  ----------  -----------
ASSETS
Real Estate.......................................   $  571,337     $   52,200     $    359,200   $  (35,621)  $ 947,116
Less Accumulated Depreciation.....................      (55,632)                                       3,602     (52,030)
                                                    ------------       -------    --------------  ----------  -----------
Real Estate Net...................................      515,705         52,200          359,200      (32,019)    895,086
                                                    ------------       -------    --------------  ----------  -----------
Investment in Unconsolidated Subsidiaries.........        4,182                                                    4,182
Cash and Cash Equivalents.........................        9,275                                                    9,275
Receivables Net...................................        7,011                                         (219)      6,792
Other Assets......................................        9,801                                         (182)      9,619
                                                    ------------       -------    --------------  ----------  -----------
  Total...........................................   $  545,974     $   52,200     $    359,200   $  (32,420)  $ 924,954
                                                    ------------       -------    --------------  ----------  -----------
                                                    ------------       -------    --------------  ----------  -----------

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Accounts Payable and Other......................   $    7,796     $   --         $    --        $     (305)  $   7,491
  Tenant Security Deposits........................        1,437                                                    1,437
  Notes Payable...................................      142,345         38,119          166,200                  346,664
  Line of Credit Advances.........................      153,606         14,081           68,900      (37,563)    199,024
                                                    ------------       -------    --------------  ----------  -----------
Total Liabilities.................................      305,184         52,200          235,100      (37,868)    554,616
                                                    ------------       -------    --------------  ----------  -----------
Minority Interest.................................          501         --               54,100       --          54,601
                                                    ------------       -------    --------------  ----------  -----------
Convertible Preferred Stock.......................       --             --               70,000       --          70,000
                                                    ------------       -------    --------------  ----------  -----------
Stockholders' Equity Common Stock.................      335,758         --              --            --         335,758
Dividends Paid in Excess of Net Income............      (95,469)                                       5,448     (90,021)
                                                    ------------       -------    --------------  ----------  -----------
  Total Stockholders' Equity......................      240,289         --              --             5,448     245,737
                                                    ------------       -------    --------------  ----------  -----------
  Total...........................................   $  545,974     $   52,200     $    359,200   $  (32,420)  $ 924,954
                                                    ------------       -------    --------------  ----------  -----------
                                                    ------------       -------    --------------  ----------  -----------

------------------------

(1) Reflects the historical condensed consolidated balance sheet of the Company as of September 30, 1997.

(2) Reflects the acquisitions of Mountaingate Plaza and the Powell Portfolio, which were acquired by the Company after September 30, 1997, for an aggregate investment of approximately $52,200,000. The acquisitions were funded with the assumption of $27,793,000 of mortgage loans and the incurrence of $10,326,000 in new mortgage loans with the remaining funds provided under the Company's Credit Facility.

(3) Reflects the pending acquisition of the Golden State Properties, Meridian Village Shopping Center and Simi Valley Plaza for an aggregate investment of approximately $359,200,000. Assumes that the acquisitions will be funded with $4,100,000 of Common Units, $50,000,000 of Preferred Units, $70,000,000
    of Series A Preferred Stock, the assumption of $16,200,000 of mortgage debt, and the incurrence of $150,000,000 of new mortgage debt, with the remaining funds provided by borrowings under the Company's Credit Facility.

(4) Reflects the application of the estimated net proceeds from the pending sale of the Pacific West Outlet Center of approximately $37,563,000 to repay borrowings under the Company's Credit Facility.

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                               COMMON                        PENDING
                                               COMPLETED        STOCK         PENDING      REAL ESTATE     FINANCING
                              HISTORICAL(1) ACQUISITIONS(2)  OFFERING(3)  ACQUISITIONS(4)    SALE(5)    TRANSACTIONS(6)  PRO FORMA
                              ------------  ---------------  -----------  ---------------  -----------  ---------------  ---------
REVENUES
Rents.......................   $   47,559      $  10,726      $  --          $  30,115      $  (3,901)     $  (2,035)    $  82,464
Interest....................          522              7                                           (9)           (26)          494
                              ------------       -------     -----------       -------     -----------       -------     ---------
  Total Revenues............       48,081         10,733         --             30,115         (3,910)        (2,061)       82,958
                              ------------       -------     -----------       -------     -----------       -------     ---------

COSTS AND EXPENSES
Interest....................       12,827          5,949         (1,754)        16,645         (2,013)          (959)       30,695
Rental Operating............       12,792          2,913                         7,970         (1,088)          (593)       21,994
General and
  Administrative............        2,279                                                                                    2,279
Provision for Bad Debt......          371                                                                                      371
Depreciation and
  Amortization..............       10,731          1,775                         5,987                          (299)       18,194
                              ------------       -------     -----------       -------     -----------       -------     ---------
  Total Costs and
    Expenses................       39,000         10,637         (1,754)        30,602         (3,101)        (1,851)       73,533
                              ------------       -------     -----------       -------     -----------       -------     ---------
Income (loss) From
  Operations Before Gain on
  Sales of Real Estate,
  Distribution to Minority
  Interest Holders, Income
  From Unconsolidated
  Subsidiaries and
  Extraordinary Item........        9,081             96          1,754           (487)          (809)          (210)        9,425
Gain on Sales of Real
  Estate....................                                                                    5,448                        5,448
Income from Unconsolidated
  Subsidiaries..............          143                                                                        292           435
Distribution to Minority
  Interest Holders..........          (33)                                      (3,216)                                     (3,249)
                              ------------       -------     -----------       -------     -----------       -------     ---------
Net Income (loss) before
  extraordinary item........   $    9,191      $      96      $   1,754      $  (3,703)     $   4,639      $      82     $  12,059
                              ------------       -------     -----------       -------     -----------       -------     ---------
                              ------------       -------     -----------       -------     -----------       -------     ---------
Net Income Per Share........   $     0.45                                                                                $    0.51
                              ------------                                                                               ---------
                              ------------                                                                               ---------
Weighted Average Number of
  Shares....................   20,601,118                                                                                23,427,675
                              ------------                                                                               ---------
                              ------------                                                                               ---------

------------------------

(1) Reflects the historical condensed consolidated statement of income of the Company for the nine months ended September 30, 1997, excluding extraordinary items.

(2) Reflects the 1997 Acquisitions as if such transactions had occurred on January 1, 1997. Assumes that the acquisitions were funded with the assumption of $43,310,000 of mortgage indebtedness, bearing a weighted-average interest rate of 8.31% and the incurrence of $41,926,000 of new mortgage indebtedness, bearing a weighted-average interest rate of 7.57%, with the remaining funds provided by borrowings under the Company's Credit Facility at an assumed interest rate of 7.15% (the weighted average interest rate on the Company's Credit Facility at November 30, 1997). Estimated depreciation and amortization expense is based upon the Company's investments in such properties using asset lives of 30 years.

(3) Reflects the application of the estimated net proceeds from the Common Stock Offering to repay borrowings under the Credit Facility bearing an assumed interest rate of 7.15%.

(4) Reflects the Pending Acquisitions of the Golden State Properties, Meridian Village Shopping Center and Simi Valley Plaza, as if such transactions had occurred on January 1, 1997. Assumes that the acquisitions will be funded with $50,000,000 of Preferred Units and $70,000,000 of Series A Preferred Stock, each yielding 8%, $4,100,000 of Common Units, the assumption of $16,200,000 of mortgage debt bearing an interest rate of 8.98% and the incurrence of $150,000,000 of new mortgage debt bearing an interest rate of 6.81% (based upon a spread of .95% above a ten-year Treasury rate of 5.86%), with the remaining funds provided by borrowings under the Company's Credit Facility bearing an assumed interest rate of 7.15%. Estimated depreciation and amortization expense is based upon the Company's investment in such properties using asset lives of 30 years.

(5) Reflects the application of the estimated net proceeds from the sale of the Pacific West Outlet Center of approximately $37,563,000 to repay indebtedness under the Company's Credit Facility bearing an assumed an interest rate of 7.15%.

(6) Reflects the Company's sale of a 75% joint venture interest in each of Ladera Shopping Center and Margarita Shopping Center and the application of the estimated proceeds therefrom to repay indebtedness under the Credit Facility bearing an assumed interest rate of 7.15%, as if such transactions had occurred on January 1, 1997. The joint venture interests in Margarita Shopping Center and Ladera Shopping Center were sold during the first and third quarters of 1997, respectively.

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                                       COMPLETED     PENDING
                                                                          COMMON                         REAL         REAL
                                       COMPLETED           DEBT            STOCK         PENDING        ESTATE       ESTATE
                      HISTORICAL(1) ACQUISITIONS(2)   ADJUSTMENTS(3)    OFFERING(4)  ACQUISITIONS(5)   SALES(6)     SALES(7)
                      ------------  ---------------  -----------------  -----------  ---------------  -----------  -----------
REVENUES
Rents...............   $   46,864      $  33,446         $  --           $  --          $  37,530      $  (4,417)   $  (5,312)
Interest............          450             15
                      ------------       -------             -----      -----------       -------     -----------  -----------
  Total Revenues....       47,314         33,461            --              --             37,530         (4,417)      (5,312)
                      ------------       -------             -----      -----------       -------     -----------  -----------

COSTS AND EXPENSES
Interest............       10,744         15,437              (347)         (5,261)        22,193         (1,288)      (2,684)
Rental Operating....       12,603          9,535                                           10,543         (1,038)      (1,471)
General and
 Administrative.....        2,415
Provision for Bad
 Debt...............          410
Depreciation and
 Amortization.......       11,250          5,519                                            7,982           (425)        (910)
                      ------------       -------             -----      -----------       -------     -----------  -----------
  Total Costs and
    Expenses........       37,422         30,491              (347)         (5,261)        40,718         (2,751)      (5,065)
                      ------------       -------             -----      -----------       -------     -----------  -----------
Income (Loss) From
 Operations Before
 Gain on Sales of
 Real Estate,
 Distribution to
 Minority Interest
 Holders, Income
 From Unconsolidated
 Subsidiaries and
 Extraordinary
 Item...............        9,892          2,970               347           5,261         (3,188)        (1,666)        (247)
Gain on Sales of
 Real Estate........        2,298                                                                                       5,448
Income from
 Unconsolidated
 Subsidiaries.......
Distribution to
 Minority Interest
 Holders............          (35)            (2)                                          (4,288)
                      ------------       -------             -----      -----------       -------     -----------  -----------
Net Income (Loss)
 before
 extraordinary
 item...............   $   12,155      $   2,968         $     347       $   5,261      $  (7,476)     $  (1,666)   $   5,201
                      ------------       -------             -----      -----------       -------     -----------  -----------
                      ------------       -------             -----      -----------       -------     -----------  -----------
Net Income Per
 Share..............   $     0.71
                      ------------
                      ------------
Weighted Average
 Number of
 Shares.............   17,084,498
                      ------------
                      ------------


                         FINANCING
                      TRANSACTIONS(8)  PRO FORMA
                      ---------------  ----------
REVENUES
Rents...............     $  (4,377)    $  103,734
Interest............           (19)           446
                           -------     ----------
  Total Revenues....        (4,396)       104,180
                           -------     ----------
COSTS AND EXPENSES
Interest............     $  (1,601)        37,193
Rental Operating....        (1,250)        28,922
General and
 Administrative.....                        2,415
Provision for Bad
 Debt...............                          410
Depreciation and
 Amortization.......          (664)        22,752
                           -------     ----------
  Total Costs and
    Expenses........        (3,515)        91,692
                           -------     ----------
Income (Loss) From
 Operations Before
 Gain on Sales of
 Real Estate,
 Distribution to
 Minority Interest
 Holders, Income
 From Unconsolidated
 Subsidiaries and
 Extraordinary
 Item...............     $    (881)        12,488
Gain on Sales of
 Real Estate........                        7,746
Income from
 Unconsolidated
 Subsidiaries.......           654            654
Distribution to
 Minority Interest
 Holders............                       (4,325)
                           -------     ----------
Net Income (Loss)
 before
 extraordinary
 item...............     $    (227)    $   16,563
                           -------     ----------
                           -------     ----------
Net Income Per
 Share..............                   $     0.71
                                       ----------
                                       ----------
Weighted Average
 Number of
 Shares.............                   23,409,498
                                       ----------
                                       ----------

------------------------------

(1) Reflects the historical condensed consolidated statement of income of the Company for the year ended December 31, 1996, excluding extraordinary items.

(2) Reflects the acquisition of Ladera Shopping Center (which occurred in July
    1996) and Margarita Shopping Center (which occurred in December 1996) and the 1997 Acquisitions (which were completed after December 31, 1996), as if such transactions had occurred on January 1, 1996. Assumes that the acquisitions were funded with the assumption of $43,310,000 of mortgage indebtedness, bearing a weighted-average interest rate of 8.31% and the incurrence of $41,926,000 of new mortgage indebtedness, bearing a weighted-average interest rate of 7.57% with the remaining funds provided by borrowings under the Company's Credit Facility at an assumed interest rate of 7.15%. Estimated depreciation and amortization expense is based upon the Company's investment in such properties using asset lives of 30 years.

(3) Reflects the redemption of $25,700,000 aggregate principal amount of 8.5% Convertible Debentures, using borrowings under the Company's Credit Facility bearing an assumed interest rate of 7.15%.

(4) Reflects the application of the estimated net proceeds from the Common Stock Offering to repay borrowings under the Credit Facility bearing an assumed interest rate of 7.15%.

(5) Reflects the Pending Acquisitions of the Golden State Properties, Meridian Village Shopping Center and Simi Valley Plaza, as if such transactions had occurred on January 1, 1996. Assumes that the acquisitions will be funded with $50,000,000 of Preferred Units and $70,000,000 of Series A Preferred Stock, each yielding 8%, $4,100,000 of Common Units, the assumption of $16,200,000 of mortgage debt bearing an interest rate of 8.98%, and the incurrence of $150,000,000 of new mortgage debt bearing an interest rate of 6.81% (based upon a spread of .95% above a ten-year Treasury rate of 5.86%), with the remaining funds provided by borrowings under the Company's Credit Facility bearing an assumed interest rate of 7.15%. Estimated depreciation and amortization expense is based upon the Company's investment in such properties using asset lives of 30 years.

(6) Reflects the elimination of the operations of the Company's interest in five properties sold during 1996, and the application of the proceeds therefrom to repay indebtedness under the Credit Facility bearing an interest rate of 7.15%, as if such transactions had occurred on January 1, 1996.

(7) Reflects the application of the estimated proceeds from the sale of the Pacific West Outlet Center of approximately $37,563,000 to repay indebtedness under the Company's Credit Facility, bearing an assumed interest rate of 7.15%.

(8) Reflects the Company's sale of a 75% joint venture interest in each of Ladera Shopping Center and Margarita Shopping Center, and the application of the estimated proceeds therefrom to repay indebtedness under the Credit Facility bearing an assumed interest rate of 7.15%, as if such transactions had occurred on January 1, 1996. The joint venture interest in Margarita Shopping Center and Ladera Shopping Center were sold during the first and third quarters of 1997, respectively.

                                  DEFINITIONS

    "1997 Acquisitions" means the acquisition by the Company of the Downey Portfolio on January 31, 1997, Foothill Plaza on February 28, 1997, the Crenshaw-Imperial Plaza on April 3, 1997, the BRE Portfolio on April 4, 1997, the Sacramento Portfolio on May 30, 1997, Olympiad Plaza on June 26, 1997, Mountaingate Plaza on October 15, 1997 and the Powell Portfolio on October 29, 1997.

    "BRE Portfolio" means the three retail properties which the Company acquired from BRE Properties, Inc., a real estate investment trust, on April 4, 1997. These properties are Fremont Hub, Central Shopping Center and Santa Fe Springs Plaza.

    "Common Stock Offering" reflects an offering of Common Stock the Company completed in May 1997. In connection with such offering, the Company repaid borrowings of approximately $73,576,000 with the net proceeds from the sale of 6,325,000 shares of its Common Stock at a price per share of $12.375.

    "Credit Facility" means the Company's $205 million Credit Facility with Nomura Asset Capital Corporation. The Credit Facility is scheduled to mature in November 1998, with a one-year extension option available. Of the total facility, $135 million is secured or to be secured by various mortgages and carries an interest rate equal to the London Inter Bank Offer Rate ("LIBOR") plus 1.40%, and $70 million is unsecured and carries an interest rate equal to LIBOR plus 1.50%.

    "Downey Portfolio" means the four retail properties in which the Company acquired interests from an affiliate of Downey Savings & Loan, an institutional lender, on January 31, 1997. These properties are Valley Central Shopping Center, Cameron Park Shopping Center, Ontario Village Shopping Center and West Lancaster Plaza.

    "Powell Portfolio" means the five retail properties which the Company acquired from an unrelated seller, on October 29, 1997. These properties are Chambers Creek, Design Market, Fairwoods Square, Puget Park and Silver Plaza.

    "Sacramento Portfolio" means the two retail properties which the Company acquired from an unrelated seller, on May 30, 1997. The properties are Stanford Ranch and Auburn Village.